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                                     EXHIBIT 4.3







                             PATINA OIL & GAS CORPORATION

                              PROFIT SHARING AND SAVINGS
                                    PLAN AND TRUST


                              EFFECTIVE JANUARY 1, 1997



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                                  TABLE OF CONTENTS


                                      ARTICLE I

                                     Definitions

1.1.   Account Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2.   Accounting Date, Valuation Date . . . . . . . . . . . . . . . . . .  2
1.3.   Accounting Period . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.4.   Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.5.   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.6.   Alternate Payee . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.7.   Anniversary Date  . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.8.   Annual Compensation . . . . . . . . . . . . . . . . . . . . . . . .  2
1.9.   Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.10.  Cash Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.11.  Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.12.  Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.13.  Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.14.  Determination Date. . . . . . . . . . . . . . . . . . . . . . . . .  4
1.15.  Disability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.16.  Early Retirement Date . . . . . . . . . . . . . . . . . . . . . . .  4
1.17.  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.18.  Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.19.  Employer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.20.  Employer Securities . . . . . . . . . . . . . . . . . . . . . . . .  5
1.21.  Entry Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.22.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.23.  Forfeiture. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.24.  Former Employee . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.25.  Former Participant. . . . . . . . . . . . . . . . . . . . . . . . .  5
1.26.  Highly Compensated Employee . . . . . . . . . . . . . . . . . . . .  5
1.27.  Hour of Service . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1.28.  Individual Accounts . . . . . . . . . . . . . . . . . . . . . . . .  7
1.29.  Insurance Company . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.30.  Limitation Year . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.31.  Named Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.32.  Nonforfeitable. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.33.  Non-Highly Compensated Employee . . . . . . . . . . . . . . . . . .  8
1.34.  Normal Retirement Age . . . . . . . . . . . . . . . . . . . . . . .  8
1.35.  Normal Retirement Date. . . . . . . . . . . . . . . . . . . . . . .  8
1.36.  One Year Break in Service . . . . . . . . . . . . . . . . . . . . .  8
1.37.  Owner-Employee. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.38.  Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.39.  Participating Employer. . . . . . . . . . . . . . . . . . . . . . .  9
1.40.  Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.41.  Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.42.  Predecessor Employer. . . . . . . . . . . . . . . . . . . . . . . .  9
1.43.  Related Employer. . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.44.  Self-Employed Individual. . . . . . . . . . . . . . . . . . . . . .  9
1.45.  Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.46.  Shareholder-Employee. . . . . . . . . . . . . . . . . . . . . . . . 10
1.47.  Top-Heavy Plan Status/Super Top-Heavy Plan Status . . . . . . . . . 10
1.48.  Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.49.  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.50.  Year of Service . . . . . . . . . . . . . . . . . . . . . . . . . . 12


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                                     ARTICLE II

                           Eligibility and Participation

2.1.   Eligibility Conditions. . . . . . . . . . . . . . . . . . . . . . . 14
2.2.   Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
2.3.   Participant Re-Entry. . . . . . . . . . . . . . . . . . . . . . . . 14

                                    ARTICLE III

                           Contributions and Withdrawals

3.1.   Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . 15
3.2.   Deadline for Employer Contributions . . . . . . . . . . . . . . . . 16
3.3.   Deposit of Employer Contributions . . . . . . . . . . . . . . . . . 16
3.4.   Crediting of Employer Contributions . . . . . . . . . . . . . . . . 17
3.5.   Withdrawal of Employer Contributions Before Separation
       From Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
3.6.   Participant Voluntary After Tax Contributions . . . . . . . . . . . 17
3.7. Withdrawal of Employer Elective Contributions (Participant Elective Deferrals), Employer Qualified Non-Elective Contributions, and
       Employer Qualified Matching Contributions . . . . . . . . . . . . . 17
3.8.   Limitations on Employer Elective Contributions. . . . . . . . . . . 18
3.9.   Limitations on Employee Contributions and Matching Employer
       Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                                     ARTICLE IV

                         Adjustment of Individual Accounts

4.1.   Adjustment Rules. . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                     ARTICLE V

            Allocation of Employer Contributions to Individual Accounts

5.1.   Allocation Rules. . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.2.   Allocation Formula. . . . . . . . . . . . . . . . . . . . . . . . . 29
5.3.   Limitations on Allocations. . . . . . . . . . . . . . . . . . . . . 30
5.4.   Top-Heavy Minimum Allocation. . . . . . . . . . . . . . . . . . . . 33
5.5.   Post-Allocation Adjustments to Accounts . . . . . . . . . . . . . . 34
5.6.   Employer Contribution Accounts Defined. . . . . . . . . . . . . . . 34

                                     ARTICLE VI

                                     Retirement

6.1.   Crediting, Adjustment of Accounts Upon Retirement . . . . . . . . . 35
6.2.   Early Retirement. . . . . . . . . . . . . . . . . . . . . . . . . . 35
6.3.   Payment of Retirement Benefits. . . . . . . . . . . . . . . . . . . 35
6.4.   Mandatory Distribution of Retirement Benefits . . . . . . . . . . . 35
6.5.   Joint and Survivor Annuity Requirements . . . . . . . . . . . . . . 37

                                    ARTICLE VII

                                       Death

7.1.   Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . 38
7.2.   Crediting, Adjusting of Accounts Upon Death . . . . . . . . . . . . 39
7.3.   Payment of Death Benefits . . . . . . . . . . . . . . . . . . . . . 39
7.4.   Mandatory Distribution of Death Benefits. . . . . . . . . . . . . . 39


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                                    ARTICLE VIII

                                     Disability

8.1.   Crediting, Adjusting of Accounts Upon Disability. . . . . . . . . . 42
8.2.   Payment of Disability Benefits. . . . . . . . . . . . . . . . . . . 42

                                     ARTICLE IX

                      Termination of Employment and Forfeiture

9.1.   Crediting and Adjusting of Accounts Upon Termination. . . . . . . . 43
9.2.   Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
9.3.   Payment of Termination Benefits . . . . . . . . . . . . . . . . . . 43
9.4.   Forfeitures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.5.   Determination of Amount of Vested Undistributed Account,
       Forfeiture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.6.   Crediting Years of Vesting Service. . . . . . . . . . . . . . . . . 44
9.7.   Restoration of Account Balance. . . . . . . . . . . . . . . . . . . 44

                                     ARTICLE X

                             Optional Forms of Benefit

10.1.  Optional Forms of Payment of Benefits . . . . . . . . . . . . . . . 46
10.2.  Direct Rollover Optional Form of Benefit. . . . . . . . . . . . . . 46
10.3.  Election to Defer Receipt of Benefits . . . . . . . . . . . . . . . 47
10.4.  Election of Form of Payment of Benefits . . . . . . . . . . . . . . 47
10.5.  Minority or Disability. . . . . . . . . . . . . . . . . . . . . . . 47
10.6.  Commencement of Payment of Benefits . . . . . . . . . . . . . . . . 48
10.7.  Unclaimed Account Procedure . . . . . . . . . . . . . . . . . . . . 48

                                     ARTICLE XI

                                    The Employer

11.1.  Employer Action . . . . . . . . . . . . . . . . . . . . . . . . . . 49
11.2.  Plan Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
11.3.  Discontinuance, Termination of Plan . . . . . . . . . . . . . . . . 50
11.4.  Prohibition Against Reversion to Employer . . . . . . . . . . . . . 50
11.5.  Adoption by Related Employer. . . . . . . . . . . . . . . . . . . . 50
11.6.  Requirements for Adoption by Related Employer . . . . . . . . . . . 50
11.7.  Plan Sponsor as Agent of Participating Employer . . . . . . . . . . 51
11.8.  Participating Employer Contributions. . . . . . . . . . . . . . . . 51
11.9.  Amendment by Plan Sponsor, Participating Employers. . . . . . . . . 51
11.10. Revocation of Participation by Participating Employer . . . . . . . 51
11.11. Authority of Administrator over Participating Employers . . . . . . 52
11.12. Deficiency of Earnings or Profits . . . . . . . . . . . . . . . . . 52

                                    ARTICLE XII

                                   The Committee

12.1.  Committee Appointment . . . . . . . . . . . . . . . . . . . . . . . 53
12.2.  Committee Action and Procedure. . . . . . . . . . . . . . . . . . . 53
12.3.  Committee Powers and Duties . . . . . . . . . . . . . . . . . . . . 53
12.4.  Committee Reliance. . . . . . . . . . . . . . . . . . . . . . . . . 54
12.5.  Committee Authority . . . . . . . . . . . . . . . . . . . . . . . . 54
12.6.  Conflicts in Interest . . . . . . . . . . . . . . . . . . . . . . . 54
12.7.  Appointment of Agent and Legal Counsel. . . . . . . . . . . . . . . 54
12.8.  Appointment of Investment Manager . . . . . . . . . . . . . . . . . 54
12.9.  Quarterly Accounting. . . . . . . . . . . . . . . . . . . . . . . . 55
12.10. Funding Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . 55


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                                    ARTICLE XIII

                                   Administration

13.1.  Administrator Appointment . . . . . . . . . . . . . . . . . . . . . 56
13.2.  Summary Plan Description. . . . . . . . . . . . . . . . . . . . . . 56
13.3.  Summary Annual Report . . . . . . . . . . . . . . . . . . . . . . . 56
13.4.  Individual Benefit Statements . . . . . . . . . . . . . . . . . . . 56
13.5.  Copies of Additional Documents. . . . . . . . . . . . . . . . . . . 56
13.6.  Documents Available for Examination . . . . . . . . . . . . . . . . 56
13.7.  Notice of Participant Rights under ERISA. . . . . . . . . . . . . . 56
13.8.  Notice to Participant on Participant Termination. . . . . . . . . . 56
13.9.  Notice to Trustee on Participant Termination. . . . . . . . . . . . 57
13.10. Claim for Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 57
13.11. Appeal for Decision of Committee. . . . . . . . . . . . . . . . . . 57

                                    ARTICLE XIV

                                    The Trustee

14.1.  Acceptance of Trust . . . . . . . . . . . . . . . . . . . . . . . . 59
14.2.  General Trustee Duties. . . . . . . . . . . . . . . . . . . . . . . 59
14.3.  Bonding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
14.4.  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
14.5.  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . 59
14.6.  Investment Powers . . . . . . . . . . . . . . . . . . . . . . . . . 59
14.7.  Investment of Employer Non-Elective Contribution. . . . . . . . . . 61
14.8.  Appointment of Custodian/Nondiscretionary Trustee . . . . . . . . . 61
14.9.  Investment in Common Trust Fund and Group Trust Fund. . . . . . . . 62
14.10. Reliance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . 62
14.11. Delegation of Authority Among Trustees. . . . . . . . . . . . . . . 62
14.12. Appointment of Ancillary Trustee. . . . . . . . . . . . . . . . . . 63
14.13. Removal or Resignation of Trustee . . . . . . . . . . . . . . . . . 63
14.14. Multiple Trustees . . . . . . . . . . . . . . . . . . . . . . . . . 63
14.15. Separate Investment Funds . . . . . . . . . . . . . . . . . . . . . 63
14.16. Composition and Maximum Permitted Investment in Employer
       Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
14.17. Individual Direction of Investment. . . . . . . . . . . . . . . . . 64
14.18. Change of Investment Designation. . . . . . . . . . . . . . . . . . 64
14.19. Valuation of Investment Funds and Individual Accounts . . . . . . . 64
14.20. Indemnification of Officer/Director Trustee . . . . . . . . . . . . 64

                                     ARTICLE XV

                                Insurance Contracts

15.1.  Investment in Insurance Contracts for the Benefit of the
       Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
15.2.  Ownership of Contracts for the Benefit of the Trust Fund. . . . . . 65
15.3.  Investment in Insurance Contracts for the Benefit of
       the Participant . . . . . . . . . . . . . . . . . . . . . . . . . . 65
15.4.  Ownership of Contracts for the Benefit of a Participant . . . . . . 66
15.5.  Payment of Insurance Premiums . . . . . . . . . . . . . . . . . . . 66
15.6.  Duties of Insurance Company . . . . . . . . . . . . . . . . . . . . 66
15.7.  Execution of Contracts. . . . . . . . . . . . . . . . . . . . . . . 66

                                    ARTICLE XVI

                                 Participant Loans

16.1.  Participant Loan Program. . . . . . . . . . . . . . . . . . . . . . 67
16.2.  Loan Application. . . . . . . . . . . . . . . . . . . . . . . . . . 67
16.3.  Loan Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
16.4.  Limitation on Type of Loan. . . . . . . . . . . . . . . . . . . . . 67
16.5.  Limitation on Amount of Loan. . . . . . . . . . . . . . . . . . . . 68
16.6.  Limitation on Number of Outstanding Loans . . . . . . . . . . . . . 68
16.7.  Evidence of Loan. . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.8.  Terms of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
16.9.  Security for Loan . . . . . . . . . . . . . . . . . . . . . . . . . 68


                                         iv


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16.10. Default Events. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
16.11. Participant Directed Investment . . . . . . . . . . . . . . . . . . 69
16.12. Procedure on Benefit Distribution . . . . . . . . . . . . . . . . . 69

                                    ARTICLE XVII

                        Rollovers, Mergers, Direct Transfers

17.1.  Participant Rollover Contributions. . . . . . . . . . . . . . . . . 70
17.2.  Merger and Direct Transfer. . . . . . . . . . . . . . . . . . . . . 70
17.3.  Certain Rollovers, Mergers and Direct Transfers Prohibited. . . . . 71

                                   ARTICLE XVIII

                                 Exclusive Benefit

18.1.  Exclusive Benefit . . . . . . . . . . . . . . . . . . . . . . . . . 72
18.2.  Denial of Request for Initial Approval. . . . . . . . . . . . . . . 72
18.3.  Mistake of Fact . . . . . . . . . . . . . . . . . . . . . . . . . . 72
18.4.  Disallowance of Deduction . . . . . . . . . . . . . . . . . . . . . 72
18.5.  Spendthrift Clause. . . . . . . . . . . . . . . . . . . . . . . . . 72
18.6.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
18.7.  Employees in Qualified Military Service . . . . . . . . . . . . . . 74

                                    ARTICLE XIX

                                    Construction

19.1.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
19.2.  Context . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
19.3.  Employment Not Guaranteed . . . . . . . . . . . . . . . . . . . . . 75
19.4.  State Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
19.5.  Parties Bound . . . . . . . . . . . . . . . . . . . . . . . . . . . 75

                                     ARTICLE XX

                     Provisions Relating to Employer Securities

20.1.  Investment in Employer Securities . . . . . . . . . . . . . . . . . 76
20.2.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
20.3.  Tender Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
20.4.  Shareholder Agreements. . . . . . . . . . . . . . . . . . . . . . . 76
20.5.  Special Provisions Applicable to Employer Securities. . . . . . . . 77
20.6.  Limitation with Respect to an Electing Estate or Shareholder. . . . 77

                            PATINA OIL & GAS CORPORATION

                     PROFIT SHARING AND SAVINGS PLAN AND TRUST

       PATINA OIL & GAS CORPORATION, a Delaware Corporation, having its principal office in Denver, Colorado (hereinafter referred to as "Employer"), and KEITH M. CROUCH ("Initial Trustee") and MERRILL LYNCH TRUST COMPANY OF AMERICA (hereinafter referred to as "Trustee") make this Agreement.

                                  R E C I T A L S:

       A. The Employer has adopted the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust (the "Prior Plan") for the benefit of its eligible Employees and their Beneficiaries.

       B. The Employer recognizes the lasting contribution made by its Employees to its successful operation and wants to reward their contribution by continuing the Profit Sharing and Savings Plan and Trust.

       C. The Employer wishes to establish a separate Profit Sharing and Savings Plan and Trust. The Employer intends to continue its participation in the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust through December 31, 1997, but shall make no further Employer Contributions under Section 5.1(a) of the Snyder Oil Corporation Plan effective for Plan Years after December 31, 1996.

       D. The Employer has authorized the execution of this Agreement intended to establish a Profit Sharing and Savings Plan and Trust to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder.

       E. As soon as administratively feasible following the close of the Plan Year ending December 31, 1997, the accounts of all Employees of Patina Oil & Gas Corporation who are active participants in the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust, and the trust funds allocable thereto, shall be transferred to the Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust; shall be reflected in such Participant's separate accounts established pursuant to Article XVII of the Plan and Trust; and shall be used to fund benefits under the Plan and Trust as therein provided.

       F. If an Employee terminates employment with the Employer prior to the Effective Date, that Employee shall be entitled to benefits under the terms of the Snyder Oil Corporation Profit Sharing Plan and Trust as such Plan existed on the Employee's termination date.

       G. The Trustee is willing to act as Trustee under the terms of the Plan and Trust contained in this Agreement.

       NOW, THEREFORE, considering the premises and their mutual covenants, the Employer and the Trustee agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:

1.1.   ACCOUNT BALANCE

       Account Balance means the amount standing in a Participant's Individual Account(s) as of any date derived from both Employer Contributions and Employee Contributions, if any.

1.2.   ACCOUNTING DATE, VALUATION DATE

       The term Accounting Date means the last day of each Accounting Period and any other days within the Accounting Period upon which, consistent with established methods and guidelines, the Trustee applies the valuation procedures specified in Article IV. The term Valuation Date, unless otherwise specified, means any business day on which the New York Stock Exchange is open. The Accounting Date is a Valuation Date.

1.3.   ACCOUNTING PERIOD

       Accounting Period means each of the 3-month periods which end on March 31, June 30, September 30 and December 31.

1.4.   ADMINISTRATOR

       Administrator means PATINA OIL & GAS CORPORATION unless Patina Oil & Gas Corporation designates another person to hold the position of Administrator by written Employer action. In addition to its other duties, Patina Oil & Gas Corporation has full responsibility for compliance with the reporting and disclosure rules under ERISA pertaining to this Agreement.

1.5.   AGREEMENT

       Agreement means this Plan and Trust Agreement and all amendments or addendums to this Agreement.

1.6.   ALTERNATE PAYEE

       Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.7.   ANNIVERSARY DATE

       Anniversary Date means DECEMBER 31 of each Plan Year.  The
       Anniversary Date is an Allocation Date.

1.8.   ANNUAL COMPENSATION

       (a) Annual Compensation, pursuant to the safe harbor definition of Treasury Regulation Section 1.415-2(d)(11), means wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed such as the exception for agricultural labor in Code Section 3401(a)(2).

       (b) Notwithstanding the foregoing, Compensation received prior to a Participant's Entry Date shall be excluded.

       (c) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each employee taken into account under the Plan shall not exceed $160,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code (the "Annual Compensation Limit"). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the Annual Compensation Limit in effect for that prior determination period.

       (d) For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Annual Compensation means Annual Compensation defined in this Section 1.8, except any exclusions from Annual Compensation other than the exclusions described in clauses (a)(i), (ii), (iii), (iv), and (v) do not apply. The Employer also may elect to use an alternate nondiscriminatory definition, under Code Section 414(s) and the applicable Treasury regulations. In determining Annual Compensation under this paragraph, the Employer may elect to include all Elective Contributions made by the Employer on behalf of the Employees. The Employer's election to include Elective Contributions must be consistent and uniform for Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, whether or not this
               Section includes Elective Contributions in the general Annual Compensation definition of the Plan.

       (e) Notwithstanding the foregoing, Annual Compensation for any Self-Employed Individual means Earned Income.

       (f) Notwithstanding the foregoing, Annual Compensation includes, pursuant to the safe harbor definition of Treasury Regulation
               Section 1.414.(s)-1(c)(4):

               (i) Elective Contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code Section 125 relating to a cafeteria plan; Code Section 402(a)(8) relating to a Code Section 401(k) arrangement; Code Section 402(h) relating to a simplified employee pension plan; Code
                       Section 403(b) relating to a tax sheltered annuity plan; and Code Section 402(k) relating to simple retirement accounts;

               (ii) Compensation deferred under an eligible deferred compensation plan defined in Code Section 457(b) for state and local governments and tax-exempt organizations; and

               (iii) Employee Contributions under governmental plans described in Code Section 414(h)(2) picked up by the employing unit and treated as Employer Contributions.

       (g) For purposes of Participant Elective Deferral Contributions, Annual Compensation shall include bonuses paid to a Participant by the Employer during the Plan Year.

       (h) For purposes of Employer Non-Elective Contributions, Annual Compensation shall exclude bonuses paid to a Participant by the Employer during the Plan Year.

1.9.   BENEFICIARY

       Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits under Article VII following the death of the Participant or Former Participant. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed the benefits to the Beneficiary. A Beneficiary's right to information or data concerning the Plan, and the respective duties of the Administrator, the Committee and the Trustee to provide to the Beneficiary information or data concerning the Plan, shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee in accordance with the applicable Treasury Regulations.

1.10.  CASH VALUE

       Cash Value means the cash surrender value of any Contract acquired under the Plan, including all dividends or other accumulations remaining with the Insurance Company as part of such Contract, on the date cash value is to be determined.

1.11.  CODE

       Code means the Internal Revenue Code of 1986, as amended from time to time. A reference to a Code Section in this Agreement means the provisions or successor provisions of the particular Code Section, as amended or replaced from time to time.

1.12.  COMMITTEE

       Committee means the Plan Committee as from time to time constituted pursuant to Article XII.

1.13.  CONTRACT

       Contract means any life insurance, annuity, or other contract which may be issued by an Insurance Company.

1.14.  DETERMINATION DATE

       Determination Date means (a) the last day of the preceding Plan Year or (b) in the case of the first Plan Year, the last day of the first Plan Year.

1.15.  DISABILITY

       Disability means a Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

1.16.  EARLY RETIREMENT DATE

       An Early Retirement Date is not provided under this Plan.

1.17.  EFFECTIVE DATE

       The Effective Date of this Plan JANUARY 1, 1997.

1.18.  EMPLOYEE

       (a) Employee means any individual currently employed by the Employer maintaining the Plan or of any other Employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o).

       (b) The Plan treats any Leased Employee as an Employee of the Employer unless excluded by an exclusion classification in
               Section 2.1. A Leased Employee is an individual, who otherwise is not an Employee of the Employer, who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one (1) year and who performs services historically performed by Employees in the Employer's business field. If a Leased Employee is treated as an Employee because of this Section 1.18, Annual Compensation includes compensation from the leasing organization which is attributable to services performed for the Employer.

       (c) Notwithstanding the foregoing, the Plan does not treat any Leased Employee as an Employee of the Employer if the leasing organization covers the Employee in a safe harbor plan and, prior to the application of this safe harbor plan exception, twenty percent (20%) or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation defined in Code Section 415(c)(3) plus salary deferrals.

       (d) The Committee must apply this Section 1.18 in a manner consistent with Code Sections 414(n) and 414(o) and the applicable Treasury regulations. The Committee will reduce a Leased Employee's allocation of Employer Contributions under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan must be a money purchase pension plan which would satisfy the definition under this Section 1.18 of a safe harbor plan, irrespective of whether the Employer is able to apply the safe harbor plan exception.

1.19.  EMPLOYER

       Employer means PATINA OIL & GAS CORPORATION, a Delaware Corporation, successor in interest to Gerrity Oil and Gas Corporation, or any other employer who with the written consent of Patina Oil & Gas Corporation adopts this Plan.


1.20.  EMPLOYER SECURITIES

       Employer Securities means:

       (i) Common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradeable on an established securities market; or

       (ii)    If there is no common stock which meets the requirements of
               (i) above, then common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of:

               (A) that class of common stock of the Employer (or any other such corporation) having the greatest voting power; and

               (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights; or

       (iii) Noncallable preferred stock, if such stock is convertible at any time into stock which meets the requirements of (i) or
               (ii) above (whichever is applicable) and if such conversion is at a conversion price that is reasonable. A preferred stock will be considered noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence in accordance with applicable Treasury regulations.

1.21.  ENTRY DATE

       Entry Date means the Effective Date and every JANUARY 1 and JULY 1 after the Effective Date. EFFECTIVE JANUARY 1, 1998, Entry Date means every JANUARY 1, APRIL 1, JULY 1 and OCTOBER 1 of each Plan Year.

1.22.  ERISA

       ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.23.  FORFEITURE

       Forfeiture means the loss, by a Participant or Beneficiary, pursuant to Section 9.4, of that part of the benefit which the Participant or Beneficiary otherwise would have received under the Plan at any time prior to the termination of the Plan or the complete discontinuance of benefits under the Plan, arising from the Participant's severance of employment.

1.24.  FORMER EMPLOYEE

       Former Employee means any individual who is no longer employed by the Employer.

1.25.  FORMER PARTICIPANT

       Former Participant means any individual who has been a Participant in the Plan, but who is either no longer employed by the Employer or is otherwise no longer eligible to participate and has not yet received the entire benefit to which the individual is entitled under the Plan.

1.26.  HIGHLY COMPENSATED EMPLOYEE

       Highly Compensated Employee means any Participant or Former Participant who is a Highly Compensated Employee, defined in Code
       Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Employee if, during the Plan Year (the "Determination Year") or during the twelve month period immediately preceding the Determination Year or, if the Employer elects, the calendar year ending with or within the Determination Year (the "Look Back Year"), the Participant or Former Participant:

       (a) was at any time during the Plan Year or during the preceding Plan Year a Five Percent Owner as defined in Section 1.47(g); or

       (b) for the preceding Plan Year (a) had Compensation from the Employer in excess of $80,000, as adjusted by the Secretary of the Treasury for the relevant year and (b) if the Employer elects, was in the top-paid group during the preceding Plan Year.

       (c) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Annual Compensation paid during the Plan Year. However, solely for determining the total number of active Employees for a year, the following Employees are disregarded:

               (i) The Employees described in this subsection (i) are excluded on the basis of age or Service:

                       (A) Employees who have not completed six (6) months of Service by the end of the year. (An Employee's Service in the immediately preceding year is added to the Employee's Service in the current year to determine whether the exclusion applies in the current year.);

                       (B) Employees who normally work less than 17 1/2 hours per week. (This determination is made independently for each year. Weeks during which the Employee did not work are not considered. An Employee who works less than 17 1/2 hours a week for fifty percent (50%) or more of the total weeks worked by the Employee during the year is deemed to normally work less than 17 1/2 hours per week under this rule.);

               (ii) Employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer which satisfies Code Section 7701(a)(46) and Temporary Treasury Regulation Section 301.7701-17T are included in determining the number of Employees in the top-paid group unless the following exception applies. If ninety percent (90%) or more of the Employees of the Employer are covered under collective bargaining agreements that the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, which agreements satisfy Code Section 7701(a)(46) and Temporary Treasury Regulation Section 301.7701-17T, and the Plan covers only Employees who are not covered under the agreements, then the Employees who are covered under the agreements are (A) not counted in determining the number of noncollective bargaining employees who will be included in the top-paid group in testing the Plan; and (B) not included in the top-paid group in testing the Plan.

       The Committee must make the determination of who is a Highly Compensated Employee consistent with Code Section 414(q) and regulations issued under that Code Section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Look Back Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.

       A Former Participant who separated from Service, or is deemed to have separated from Service under applicable Treasury regulations, prior to the Plan Year, performs no Service for the Employer during the Plan Year and was a Highly Compensated Employee either for the Separation Year or any Plan Year ending on or after such Former Participant attained age fifty-five (55) years is considered a Highly Compensated Employee. Generally, Separation Year means the Plan Year during which the Employee separates from Service with the Employer.
       A Former Participant who separated from Service prior to January 1, 1987 is considered a Highly Compensated Employee only if the Former Participant was a Five Percent Owner or received Compensation in excess of $50,000 during (a) the Participant's Separation Year or the year preceding the Separation Year or (b) any year ending on or after such Former Participant attained age fifty-five (55) years or the last year ending before such Former Participant attained age fifty-five (55) years.

       For purposes of this Section, Compensation means Annual Compensation defined in Section 1.8, and including deferrals under (a) Code
       Section 402(a)(8) relating to a Code Section 401(k) arrangement; (b) Code Section 125 relating to a cafeteria plan; (c) Code Section 403(b) relating to a tax sheltered annuity plan; (d) Code Section 408(h) relating to a simplified employee pension; and (e) effective JANUARY 1, 1998, Code Section 402(k) relating to a simple retirement account. Compensation from each Related Employer shall be taken into account.

1.27.  HOUR OF SERVICE

       (a) Any Employee or Participant who is compensated on an hourly-rated basis shall be credited with an Hour of Service for:

               (i) each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties or for reasons other than for the performance of duties due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, whether or not the employment relationship was terminated; and
               (ii) each hour for which back pay has been awarded to the Employee or Participant or agreed to by the Employer, irrespective of mitigation of damages.

       (b) Any Employee or Participant who is compensated on a basis other than an hourly-rated basis and who, if hourly-rated, would be credited with one (1) Hour of Service pursuant to the preceding sentence, shall be credited with the number of Hours of Service as follows:

               (i) ten (10) hours of service per day, if compensated on a daily basis;

               (ii) forty-five (45) hours of service per week, if compensated on a weekly basis;

               (iii) ninety (90) hours of service per bi-weekly period, if compensated on a bi-weekly basis;

               (iv) ninety-five (95) hours of service per semi-monthly period, if compensated on a semi-monthly basis; or

               (v) one hundred ninety (190) hours of service per month, if compensated on a monthly basis.

       (c) The number of Hours of Service which shall be credited to an Employee or Participant for being entitled to payment for reasons other than for the performance of duties shall be determined under Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference. The method for crediting Hours of Service under Section 1.27(b) for each Participant shall be the same method used for crediting Hours of Service for which the Participant received compensation. Notwithstanding the foregoing, not more than five hundred one (501) Hours of Service shall be credited to any Employee or Participant during any Computation Period for any single, continuous period during which the Employee or Participant performs no duties.

       (d) An Hour of Service performed for any other entity that is a Related Employer with respect to the Employer shall be considered an Hour of Service performed for the Employer.

1.28.  INDIVIDUAL ACCOUNTS

       Individual Accounts means accounts or records maintained by the Committee or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary. The types of Individual Accounts under this Plan are:

       (a) EMPLOYER CONTRIBUTION ACCOUNTS holding Employer Contributions made to the Plan under Section 3.1 and attributable earnings. The types of Employer Contribution Accounts maintained under this Plan are:

               (i) EMPLOYER NON-ELECTIVE CONTRIBUTION ACCOUNTS holding Employer Contributions made to the Plan for the benefit of an Employee which the Employee could not have elected to receive in the form of cash or other taxable benefit.

       (b) PARTICIPANT CONTRIBUTION ACCOUNTS holding Participant Contributions made to the Plan and attributable earnings. The types of Participant Contribution Accounts maintained under this Plan are:

               (i) ROLLOVER ACCOUNTS holding the Participant's qualified rollover to the Plan pursuant to Article XVII plus amounts transferred from the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust Agreement attributable to Rollover Contributions.

               (ii) PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTION ACCOUNTS holding the after-tax contributions of the Participant accounts transferred from the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust.

               (iii) PRIOR MATCH ACCOUNTS holding amounts transferred from the Snyder Oil Corporation Profit Sharing and Savings Plan and Trust attributable to Matching Contributions and Qualified Non-Elective Contributions under the Gerrity Oil & Gas Corporation 401(k) Retirement Plan and amounts transferred from the DelMar Operating Plan designated as Matching Contributions.

               (iv) SALARY DEFERRAL ACCOUNTS holding the amount contributed by the Employer as the result of an election by a Participant to have that amount contributed to the Plan rather than paid as cash or other taxable benefit pursuant to Section 3.1.

1.29.  INSURANCE COMPANY

       Insurance Company means any legal reserve life insurance company which may issue a Contract under this Agreement.


1.30.  LIMITATION YEAR

       Limitation Year means the Plan Year.

1.31.  NAMED FIDUCIARY

       Named Fiduciary means one or more fiduciaries named in this Agreement who jointly and severally shall have authority to control or manage the operation and administration of the Plan. The Committee shall be the Named Fiduciary unless the Employer designates another person by written Employer action.

1.32.  NONFORFEITABLE

       Nonforfeitable means a vested interest attained by a Participant or Beneficiary in that part of the Participant's benefit under the Plan arising from the Participant's Service, which claim is unconditional and legally enforceable against the Plan.

1.33.  NON-HIGHLY COMPENSATED EMPLOYEE

       Non-Highly Compensated Employee means an Employee, Former Employee or Beneficiary who is not a Highly Compensated Employee.

1.34.  NORMAL RETIREMENT AGE

       Normal Retirement Age means, for each Participant, the date the Participant attains age 59 1/2 years. Notwithstanding the foregoing, any Participant who attained Normal Retirement Age under the terms of the Prior Plan on or before the date of adoption of this Plan shall be considered as having attained Normal Retirement Age.

1.35.  NORMAL RETIREMENT DATE

       Normal Retirement Date means, for each Participant, the first day of the month coincident with or next following the date the Participant attains Normal Retirement Age.

1.36.  ONE YEAR BREAK IN SERVICE

       (a) A One Year Break in Service, for purposes of eligibility, means a Period of Severance of at least twelve (12) consecutive months. A Period of Severance means a continuous period of time during which an Employee is not employed by the

               Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from work.

       (b) A One Year Break in Service, for purposes of vesting, means a Computation Period described in Section 1.50(b) relating to Year of Service, during which an Employee has not completed more than five hundred (500) Hours of Service with the Employer.

       (c) An Employee shall not incur a One Year Break in Service for the Plan Year in which the Employee becomes a Participant, dies, retires or suffers total and permanent disability.

       (d) Further, solely for the purpose of determining whether a Participant has incurred a One Year Break in Service under
               (a) or (b) above, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

               (i) An "authorized leave of absence" means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

               (ii) A "maternity or paternity leave of absence" means an absence from work for any period because of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee relating to the adoption of the child, or any absence for the purpose of caring for the child for a period immediately following the birth or placement. For purposes of a maternity and paternity leave of absence, Hours of Service shall be credited for the Computation Period in which the absence from work begins, only if the credit is necessary to prevent the Employee from incurring a One Year Break in Service, or, in any other case, in the immediately following Computation Period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for the absence, or, in any case in which the Administrator is unable to determine the hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed five hundred one (501) hours.

1.37.  OWNER-EMPLOYEE

       Owner-Employee means a sole proprietor or a partner who owns more than ten percent (10%) of either the capital interest or profits interest in an unincorporated Employer and who receives income from such unincorporated Employer for personal services.

1.38.  PARTICIPANT

       Participant means an Employee of the Employer who has met the eligibility requirements of this Plan and who has been enrolled as a Participant in this Plan.

1.39.  PARTICIPATING EMPLOYER

       Participating Employer means any Related Employer that may elect to adopt this Plan pursuant to Article XI.

1.40.  PLAN

       Plan means the profit sharing and savings plan embodied in this Agreement, as amended from time to time, designated as the PATINA OIL & GAS CORPORATION PROFIT SHARING AND SAVINGS PLAN AND TRUST.

1.41.  PLAN YEAR

       Plan Year means the twelve (12) consecutive month period from JANUARY 1 of each year to the next following DECEMBER 31.

1.42.  PREDECESSOR EMPLOYER

       Predecessor Employer means a business organization which has been acquired by the Employer, whether by merger, stock purchase or acquisition of the assets and business of the business organization.

1.43.  RELATED EMPLOYER

       A related group of employers is a controlled group of corporations (defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (defined in Code
       Section 414(c)) or an affiliated service group (defined in Code
       Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and IX, applying the participation test of Code Section 401(a)(26) and the coverage test of Code Section 410(b), applying the limitations on allocations in Article V, applying the top-heavy rules and the minimum allocation requirements of Article V, the definitions of

       Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to a Participation Agreement to the Plan. If one or more of the Employer's related group members become Participating Employers by executing a Participation Agreement to the Plan, the term "Employer" includes the participating related group members for all purposes of the Plan, and Administrator means the Employer that is the signatory to the Plan. For Plan allocation purposes, Compensation does not include Compensation received from a Related Employer that is not participating in this Plan.

1.44.  SELF-EMPLOYED INDIVIDUAL

       Self-Employed Individual means an individual who has earned income for the taxable year from the trade or business for which the Plan is established or an individual who would have had earned income for the fact that the trade or business had no net profits for the taxable year.

1.45.  SERVICE

       (a) SERVICE means any period of time the Employee is in the employ of the Employer. Service in all cases includes periods during which the Employee is on an "authorized leave of absence" or a "maternity or paternity leave of absence" defined in Section 1.36(d) relating to One Year Break in Service. Leaves of absence also shall include periods of absence in connection with military service during which the Employee's re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence shall be for a maximum period of two (2) years. Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

       (b) If the Employer maintains the plan of a Predecessor Employer, Service shall include service for the Predecessor Employer. To the extent it may be required under applicable Treasury regulations under Code Section 414, Service shall include all service for any Predecessor Employer.

1.46.  SHAREHOLDER-EMPLOYEE

       Shareholder-Employee means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under Code Section 1362(a) and who receives income from the Employer for personal services.

1.47.  TOP-HEAVY PLAN STATUS/SUPER TOP-HEAVY PLAN STATUS

       This Plan shall be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

       If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account balance shall not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury regulations.

       This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

       If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account balance shall not be taken into account in determining whether this Plan is a Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury regulations.

       For purposes of determining Top-Heavy and Super Top-Heavy status, the following definitions shall apply:

       (a) AGGREGATE ACCOUNT means, as of the Determination Date, the sum of:

               (i) the Participant Contribution Account and Employer Contribution Account balances as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

               (ii) the contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;

               (iii) any plan distributions made during the Determination Period (However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for

                       Top-Heavy purposes to the extent that the distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.); and

               (iv) any Employee contributions, whether voluntary or mandatory (However, amounts attributable to Participant Deductible Voluntary Contributions shall not be considered to be a part of the Participant's Aggregate Account balance.).

               (v) Regarding unrelated rollovers and plan-to-plan transfers (those which are (A) initiated by the Employee and (B) made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, an unrelated rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting an unrelated rollover or plan-to-plan transfer, an unrelated rollover or plan-to-plan transfer accepted after December 31, 1983 shall not be considered as part of the Participant's Aggregate Account balance. However, unrelated rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

               (vi) Regarding related rollovers and plan-to-plan transfers (those either (A) not initiated by the Employee or (B) made to a plan maintained by the same Employer), if this Plan provides for rollovers or plan-to-plan transfers, a related rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting a related rollover or plan-to-plan transfer, a related rollover or plan-to-plan transfer shall be considered as part of the Participant's Aggregate Account balance, irrespective of the date on which the related rollover or plan-to-plan transfer is accepted.

       (b) AGGREGATION GROUP means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

               (i) REQUIRED AGGREGATION GROUP means the group of plans composed of (A) each plan of the Employer in which a Key Employee is a participant or participated at any time during the Determination Period, regardless of whether the plan has terminated; and (B) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, which shall be aggregated.

                       In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

               (ii) PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group plus any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy Code Sections 401(a)(4) and 410.

                       In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

               (iii) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated to determine whether the plans are Top-Heavy Plans.

       (c) DETERMINATION DATE means for any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of the first Plan Year.

       (d) DETERMINATION PERIOD means the five (5) year period ending on the Determination Date.

       (e) EMPLOYER means the Employer that adopts this Plan. Related Employers shall be considered a single Employer for purposes of applying the limitations of these top-heavy rules.

       (f) EXCLUDED EMPLOYEES means any Employee who has not performed any Service for the Employer during the five (5) year period ending on the Determination Date. Excluded Employees shall be excluded for purposes of a Top-Heavy determination.

       (g) KEY EMPLOYEE means any Employee or Former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:

               (i) An officer of the Employer having Compensation from the Employer and any Related Employer greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A);

               (ii) One of the ten (10) Employees having Compensation from the Employer and any Related Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer;

               (iii) A Five Percent Owner of the Employer (Five Percent Owner means any person owning, or considered as owning within the meaning of Code Section 318, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.); or

               (iv) A One Percent Owner of the Employer having Compensation from the Employer of more than $150,000 (One Percent Owner means any person having Compensation from the Employer and any Related Employer in excess of $150,000 and owning, or considered as owning within the meaning of Code
                       Section 318, more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.).

               (v) Notwithstanding the foregoing, Key Employee shall have the meaning set forth in Code Section 416(i), as amended.

               (vi) For purposes of determining whether an Employee or Former Employee is an officer under this subsection
                       (g), an officer of the Employer shall have the meaning set forth in the regulations under Code
                       Section 416(i).

               (vii) For purposes of this Section, Compensation means Compensation determined under Section 1.26 for the definition of a Highly Compensated Employee.

               (viii) For purposes of determining ownership hereunder, employers that would otherwise be aggregated as Related Employers shall be treated as separate employers.

       (h) NON-KEY EMPLOYEE means any Employee or Former Employee, or Beneficiary of the Employee, who is not a Key Employee.

       (i) PRESENT VALUE OF ACCRUED BENEFIT. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Accrued Benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employers, or (ii) if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional accrual method described in Code Section 411(b)(1)(C). To calculate the Present Value of Accrued Benefits from a defined benefit plan, the Committee will use the actuarial assumptions for interest and mortality only, prescribed by the defined benefit plan(s) to value benefits for Top-Heavy purposes. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Committee must value the Accrued Benefits in the aggregated plan as of the most recent Valuation Date falling within the twelve (12) month period ending on the Determination Date, except as Code Section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Committee will determine whether a plan is Top-Heavy by referring to Determination Dates that fall within the same calendar year.

       (j) TOP-HEAVY GROUP means an Aggregation Group in which, as of the Determination Date, the sum of:

               (i) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group; and

               (ii) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants.

       (k) For purposes of this Section, VALUATION DATE means the Determination Date defined above.

1.48.  TRUST FUND

       Trust Fund means all assets of any kind and nature from time to time held by the Trustee or its agent under this Agreement without distinction between income and principal. This Plan creates a single Trust for all Employers participating under the PATINA OIL & GAS CORPORATION PROFIT SHARING AND SAVINGS PLAN AND TRUST. However, the Trustee will maintain separate records of account to reflect properly each Participant's Accrued Benefit derived from each Participating Employer.

1.49.  TRUSTEE

       Trustee means KEITH M. CROUCH until the effective date of acceptance by MERRILL LYNCH TRUST COMPANY OF AMERICA as Trustee and any successor Trustee.

1.50.  YEAR OF SERVICE

       (a) FOUR MONTHS OF ELIGIBILITY SERVICE means the four (4) consecutive month period commencing on an Employee's Employment Commencement Date and ending on the same day of the fourth month following the Employee's Employment Commencement

               Date. If an Employee fails to complete Four Months of Eligibility Service during the initial Computation Period, the Employee shall be deemed to complete Four Months of Eligibility Service upon the completion of four (4) months of Service. An Employee shall receive credit for the aggregate of all time periods commencing with the first day the Employee is entitled to credit for an Hour of Service, including the Re-Employment Commencement Date, and ending on the date a Break in Service begins. An Employee also shall receive credit for any Period of Severance of less than four
               (4) consecutive months. Fractional periods of a year shall be expressed in terms of months, with credit for a month of service being given for each thirty (30) days of Elapsed Time.

       (b) YEAR OF VESTING SERVICE means any Plan Year during which the Employee performs not less than one thousand (1,000) Hours of Service for the Employer. If (i) an Employee's Eligibility Computation Period for a Plan requiring One Year of Service for eligibility overlaps two vesting Computation Periods; and
               (ii) the Employee completes one thousand (1,000) Hours of Service in the Eligibility Computation Period but fails to complete the one thousand (1,000) Hours of Service in either of the overlapping Vesting Computation Periods; and (iii) the Employee is admitted to participation in the Plan, then the Year of Eligibility Service completed shall also be considered a Year of Vesting Service when the Employee becomes a Participant. In computing an Employee's Years of Vesting Service, the following rules shall apply:

               (i) For an Employee who terminates employment and is subsequently re-employed after incurring a One Year Break in Service, Service prior to the Break in Service shall not be taken into account until the Employee has completed a Year of Service after re-employment.

               (ii) For a Participant who terminates employment and who subsequently is re-employed after incurring five (5) consecutive One Year Breaks in Service, Years of Service after the Break in Service shall not be taken into account for purposes of determining the Nonforfeitable percentage of an Employee's Account Balance derived from Employer Contributions which accrued before the Break in Service.

               (iii) For a Participant who terminates employment without any vested right to the Employer Contribution Account and who is re-employed after a One Year Break in Service, Service before the Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Service before the Break in Service.

               (iv) Years of Service, for purposes of vesting, shall include all Years of Service of the Employee with GERRITY OIL AND GAS CORPORATION and SNYDER OIL CORPORATION prior to January 1, 1998.

               (v) Years of Service with the Employer before a Participant enters the Plan shall be considered for purposes of vesting.

       (c) If the Employer is a member of a group of Related Employers, then Year of Service for purposes of eligibility and vesting shall include Service with any Related Employer.

                                   * * * * * * *

                                     ARTICLE II

                           ELIGIBILITY AND PARTICIPATION


2.1.   ELIGIBILITY CONDITIONS

       (a) Each Employee shall be eligible to participate in this Plan on the Entry Date coincident with or next following the attainment of age eighteen (18) and the completion of four
               (4) months of Service with the Employer.

       (b) Notwithstanding the preceding sentence, an Employee who has attained age eighteen (18) and completed at least four (4) months of Service with the Employer on the Effective Date of this Plan shall be eligible to participate in this Plan on the Effective Date.

       (c) The following Employees are not eligible to participate in the Plan:

               - Collective Bargaining Employees. Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if the Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers. The term "Employee representatives" does not include an organization of which more than one-half (1/2) the members are owners, officers, or executives of the Employer.

               - Nonresident aliens who do not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3)).

               - Individuals classified by the Employer as Leased Employees, whether or not subsequently determined to be Employees of the Employer for purposes of the Internal Revenue Code.

               - Individuals classified by the Employer as Independent Contractors, whether or not subsequently determined to be Employees of the Employer for purposes of the Internal Revenue Code.

               If a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If a Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of Section 1.36.

               If an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, the Employee will participate immediately if the Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.2.   PARTICIPATION

       Whenever a new Employee is hired by the Employer, the Employer immediately shall give notice to the Committee of the employment and shall identify the new Employee. The Committee shall notify in writing each new Employee of the pending eligibility as soon as administratively feasible prior to the date on which the Employee will become eligible and shall furnish the Employee a copy of this Agreement or any other explanation of the Plan that the Committee shall provide for that purpose. Each Employee so notified automatically will become a Participant upon meeting the requirements of Section 2.1.

2.3.   PARTICIPANT RE-ENTRY

       If the employment of a Participant is terminated and the Participant subsequently is re-employed, the re-employed Employee shall become a Participant on the date of re-employment. If an Employee terminates employment prior to satisfying the eligibility requirements of
       Section 2.1 and subsequently is re-employed, the re-employed Employee shall become a Participant after meeting the eligibility requirements of Section 2.1, but shall be credited for Service retroactively to the date of re-employment for purposes of eligibility and vesting.
       If an Employee becomes eligible but terminates employment prior to the first Entry Date, and the Employee is later re-employed, the Employee shall become a Participant on the date of re-employment.
                                   * * * * * * *

                                     ARTICLE III

                            CONTRIBUTIONS AND WITHDRAWALS


3.1. EMPLOYER CONTRIBUTIONS

     (a) EMPLOYER ELECTIVE CONTRIBUTIONS AND PARTICIPANT ELECTIVE DEFERRALS. For each Plan Year beginning on or after JANUARY 1, 1998, the amount of the Employer Elective Contribution to the Trust Fund will equal the amount determined under this paragraph. Each Participant may elect to defer from 1% to 15% of Annual Compensation, as defined in Section 1.8, modified by 1.8(g), but shall not elect to defer an amount to cause the Plan to violate the limitations of this Section or Section 5.3, or to exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. A Participant may elect to defer Annual Compensation only in an amount which the Participant otherwise could elect to receive in cash and which is currently available to the Participant. Annual Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the deferral election. The amounts by which a Participant elects to reduce Annual Compensation under this Plan shall be that Participant's Elective Deferrals. The Employer shall contribute to the Trust Fund the amount of each Participant's Elective Deferrals which shall be treated as Employer Elective Contributions and credited to that Participant's Salary Deferral Account.

          (i) The Employer and the Committee shall adopt a procedure necessary to implement the deferral elections.

          (ii) The Employer shall permit changes in a Participant's deferral election on the Entry Date(s) of each Plan Year.

         (iii) ELECTIVE DEFERRALS, for purposes of the following clauses (iv) through (viii), means for any taxable year the sum of:

               (A) any Employer contribution under a qualified cash or deferred arrangement defined in Code Section 401(k), to the extent not includable in gross income for the taxable year under Code Section 402(a)(8), determined without regard to the dollar limitation under Code Section 402(g);

               (B) any Employer contribution under a simplified employee pension as defined in Code Section 408(k)(6), pursuant to a salary reduction agreement; and

               (C) any Employer contribution toward the purchase of a tax sheltered annuity contract as defined in Code Section 403(b), pursuant to a salary reduction agreement.

               Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

          (iv) A Participant's Elective Deferrals shall not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant. The dollar limitation under Code Section 402(g) is $10,000 in 1998 indexed in subsequent Plan Years for cost-of-living adjustments under Code Section 415(d) or the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury.

          (v) EXCESS ELECTIVE DEFERRALS means those Elective Deferrals that are includable in a Participant's gross income under Code Section 402(g) to the extent the Participant's Elective Deferrals for a taxable year exceed the dollar limitation under Code Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

          (vi) If the statutory dollar limitation in clause (iv) is exceeded, the Committee shall direct the Trustee to distribute the Excess Elective Deferrals, and any income or loss allocable to the Excess Elective Deferrals, to the Participant not later than the first April 15 following the close of the Participant's taxable year. If there is a loss allocable to the Excess Elective Deferral, the distribution shall in no event be less than the lesser of the Participant's Salary Deferral Account or the Participant's Elective Deferrals for the Plan Year. The amount of Excess Elective Deferrals to be distributed to an Employee for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in the taxable year of the Employee.

         (vii) If a Participant is also a participant in (A) another qualified cash or deferred arrangement defined in Code Section 401(k); (B) a simplified employee pension defined in Code Section 408(k); or
               (C) a salary reduction arrangement pursuant to which an employer purchases a tax sheltered annuity contract defined in Code
               Section 403(b), and the Elective Deferrals made under the other arrangement(s) and this Plan cumulatively exceed $10,000 in 1998 indexed in subsequent Plan Years for cost-of-living adjustments under Code Section 415(d) or the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury, then the Participant may, not later than March 1 following the close of the

               Participant's taxable year, notify the Administrator in writing of the excess and request that the Participant's Elective Deferrals under this Plan be reduced by an amount specified by the Participant. The specified amount then shall be distributed in the same manner as provided in clause (vi). A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

        (viii) If any of the foregoing provisions of this Section are not in conformity with applicable Treasury regulations, the nonconforming provisions may be amended retroactively to assure conformity.

     (b) EMPLOYER NON-ELECTIVE CONTRIBUTIONS. For each Plan Year, the amount of the Employer Non-Elective Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. Such contribution shall be in cash for the 1997 Plan Year and may be in either cash or in the form of Employer Securities (subject to Trustee acceptance) or both, as the Employer, in its discretion, shall determine in subsequent Plan Years. Any contribution in the form of Employer Securities shall be credited to each eligible Participant's Employer Non-Elective Contribution Account and allocated to the Employer Securities Investment Fund. Although the Employer may contribute to this Plan whether or not it has net profits, the Employer intends the Plan to be a profit sharing plan including a qualified cash or deferred arrangement for all purposes of the Code. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Employer Non-Elective Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Employer Non-Elective Contributions shall be allocated to the Participant Employer Non-Elective Contribution Accounts under the formula provided in Section 5.2.

     (c) QUALIFIED NON-ELECTIVE CONTRIBUTIONS. For each Plan Year, the amount of the Qualified Non-Elective Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Qualified Non-Elective Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Qualified Non-Elective Contributions shall be allocated to the Participant Employer Non-Elective Contribution Accounts under the formula provided in Section 5.2.

3.2. DEADLINE FOR EMPLOYER CONTRIBUTIONS

     (a) The Employer shall pay to the Trustee the Employer Elective Contribution for the Plan Year no later than thirty (30) days, or within the time prescribed by applicable Treasury regulations, after the Plan Year for which they are deemed paid. Notwithstanding the foregoing, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness and not later than fifteen (15) business days after the end of the month in which payroll deductions were made.

     (b) The Employer shall pay to the Trustee the Employer Contributions (other than Elective Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer's taxable year. The total Employer Contribution for any Plan Year shall be deemed made on the Accounting Date immediately following the date the contribution was made, except for contributions made after the end of the Plan Year, but within the time prescribed by Code Section 404(a)(6), which shall be deemed made on the last day of the Plan Year.

3.3. DEPOSIT OF EMPLOYER CONTRIBUTIONS

     All Employer Contributions shall be added immediately to and become a part of the Trust Fund.

3.4. CREDITING OF EMPLOYER CONTRIBUTIONS

     All Employer Elective Contributions shall be credited to the Salary Deferral Account of each Participant as of each Accounting Date. All Employer Non-Elective Contributions shall be credited as of each Anniversary Date as provided in Article V.

3.5. WITHDRAWAL OF EMPLOYER CONTRIBUTIONS BEFORE SEPARATION FROM SERVICE.

     If the Employer shall permit under a uniform and nondiscriminatory written policy, a Participant shall have the right, subject to the following limitations and subject to the spousal consent requirements of Code Sections 411(a)(11) and 417, if applicable, to request withdrawal of all, any portion, or a fixed percentage of the following fully vested and Nonforfeitable Participant Accounts: (1) Participant Voluntary After-Tax Contribution Account and (2) Rollover Account. Prior to attainment of age 59 1/2, the Participant shall be limited to one (1) withdrawal from his Participant After-Tax Contribution Account and Rollover Account during a 12-month period. Upon attainment of age 591/2, a Participant shall have the right to request withdrawal of all, any portion, or a fixed percentage of all amounts credited to his Individual Accounts. There is no restriction on the number of withdrawals permitted to a Participant after attainment of age 59 1/2.

     All determinations of the amount credited to a Participant's Individual Accounts shall be made as of the most recent Valuation Date. The written policy of the Employer shall set forth the criteria for eligibility for withdrawal and the Account sources and funding order. The Committee shall establish procedures to verify that a Participant satisfies one or more of the eligibility criteria. If the Committee determines that the Participant is eligible to withdraw benefits from the Plan, then the Committee shall inform the Trustee in writing and shall instruct the Trustee on the amount to distribute to the Participant. A Participant shall make an election under this Section on a form prescribed by and delivered to the Committee at any time during the Plan Year for which the election will be effective. In the written election, the Participant shall specify the desired percentage or dollar amount to be distributed by the Trustee to the Participant. Furthermore, the Participant's election shall relate solely to the percentage or dollar amount specified in the election form. The Participant's right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in the election form shall terminate on the Anniversary Date. The Trustee shall distribute to a Participant as elected under this Section within the ninety
     (90) day period, or as soon as administratively feasible, after the Participant files the written election with the Trustee. The Trustee shall distribute the balance of the Participant's Individual Account not distributed pursuant to the election(s) according to the option selected under Article X and subject to the survivor annuity requirements of Article VI, if applicable, when the Participant separates from Service. The amount of the distribution and the administrative expenses directly related to the distribution shall be debited from the applicable Account.

3.6. PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

     This Plan does not permit nor accept Participant Voluntary After Tax Contributions.

3.7. WITHDRAWAL OF EMPLOYER ELECTIVE CONTRIBUTIONS (PARTICIPANT ELECTIVE DEFERRALS), EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS, AND EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS

     (a) RESTRICTIONS ON DISTRIBUTIONS. Amounts held in the Participant's Salary Deferral Account may not be distributable prior to the earliest of:

          (i)  separation from Service, total and permanent disability or death;

          (ii) attainment of age fifty-nine and one-half (591/2) years;

         (iii) Plan termination without establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409) or a simplified employee pension plan as defined in Code Section 408(k);

          (iv) disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
               Section 409(d)(2)) used in a trade or business of the corporation, if the corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring the assets;

          (v) disposition by a corporation to an unrelated entity of the corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the corporation continues to maintain this Plan, but only with respect to Employees who continue employment with the subsidiary; or

          (vi) proven financial hardship, subject to the following limitations.

          All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements, if applicable, of Code Sections 401(a)(11) and 417. In addition, distributions that are triggered by one of the preceding events enumerated as (iii), (iv) or (v) must be made in a lump sum distribution.

     (b) HARDSHIP DISTRIBUTIONS. Distribution of Elective Deferrals made pursuant to a Participant's Elective Deferrals, may be made to a Participant in the event of hardship. For the purposes of this Section, a hardship distribution is defined as a distribution necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417.

          (i) A distribution will be considered to satisfy an immediate and heavy need of an Employee if the distribution is for:

               (A) expenses incurred for or necessary to obtain medical care, described in Code Section 213(d), of the Employee, the Employee's spouse, children, or dependents;

               (B) costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Employee;

               (C) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

               (D) payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

          (ii) A distribution will be considered necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources only if:

               (A) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

               (B) the distribution is not in excess of the amount of an immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (iii)     In addition to the conditions above:

               (A) each plan maintained by the Employer or a legally enforceable arrangement provide that the Employee's Deferrals and Employee Contributions will be suspended for twelve (12) months after the receipt of the hardship distribution; and

               (B) each plan maintained by the Employer or a legally enforceable arrangement prohibit the Employee from making Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                    Section 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

               (C) any hardship withdrawal to a Participant made pursuant to this Section shall be increased by an amount equal to the lesser of:

                    (1) all federal, state, and local income taxes and associated penalties (including, if applicable, the additional income tax described in Section 72(t) of the Internal Revenue Code) imposed with respect to such hardship withdrawal; or

                    (2) the amount, if any, in such Participant's Elective Deferrals Account in excess of such hardship withdrawal.

3.8. LIMITATIONS ON EMPLOYER ELECTIVE CONTRIBUTIONS

     (a) ACTUAL DEFERRAL PERCENTAGE TEST. The annual allocation derived from Employer Elective Contributions to a Participant's Salary Deferral Account shall satisfy one of the following tests:

          (i) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (ii) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount as may be prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

     (b) DEFINITIONS. For the purposes of this Section, the following definitions shall apply:

          (i) ACTUAL DEFERRAL PERCENTAGE means the ratio, expressed as a percentage, of (A) the amount of Employer Elective Contributions actually paid to the Trust Fund on behalf of the Eligible Participant for the Plan Year to (B) the Eligible Participant's Compensation for the Plan Year, whether or not the Employee was a Participant for the entire Plan Year. Employer Contributions on behalf of any Participant shall include: (A) any Employer Elective Contributions made pursuant to the Eligible Participant's Elective Deferrals, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (1) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and (2) Employer Elective Contributions that are taken into account in the Contribution Percentage Test (provided the

               Actual Deferral Percentage Test is satisfied both with and without exclusion of these Employer Elective Contributions); and
               (B) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. An Employer Elective Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year, but for the deferral election, or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (21/2) months after the close of the Plan Year, but for the deferral election. To compute Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Employer Elective Contributions are made.

          (ii) AVERAGE ACTUAL DEFERRAL PERCENTAGE means the average, expressed as a percentage, of the Actual Deferral Percentages of the Eligible Participants in a group.

         (iii) ELIGIBLE PARTICIPANT means any Employee of the Employer who is otherwise authorized under the Plan to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her Salary Deferral Account for the Plan Year.

          (iv) QUALIFIED NON-ELECTIVE CONTRIBUTIONS means Employer Contributions, other than Employer Elective Contributions and Matching Contributions, allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.7(a). Non-Elective Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Non-Elective Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Non-Elective Contributions.

          (v) QUALIFIED MATCHING CONTRIBUTIONS means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.7(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

     (c)  SPECIAL RULES

          (i) For purposes of this Section, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year who is eligible to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if all Employer Elective Contributions (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contribution, or
               both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations pursuant to Code Section 401(k).

          (ii) If this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code Section 401(k) only if they have the same Plan Year.

         (iii) To determine the Actual Deferral Percentage Test, Employer Elective Contributions, Qualified Non-Elective Contributions, and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

          (iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in the test.

          (v) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

          (vi) Other than an organization that is a Related Employer to the Plan Sponsor, for purposes of this Section, Participants who are leased employees of a recipient organization under an employee leasing agreement with the Plan Sponsor shall be treated as Participants in a separate plan maintained by the recipient organization, and all contributions on behalf of such Participants shall be treated as contributed to such separate plan for purposes of apply the requirements of this Section.

     (d)  FAIL-SAFE PROVISIONS

          If the initial allocations of the Employer Elective Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

          (i) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Committee determines that the initial allocations of the Employer Elective Contributions do not satisfy one of the Actual Deferral Percentage Tests set forth in paragraph (a) of this Section, the Administrator must distribute the Excess Contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of Excess Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 21/2 months of the next Plan Year. The Excess Contributions are the amount of Employer Elective Contributions made at the election of the Highly Compensated Employees which causes the Plan to fail to satisfy the Actual Deferral Percentage Test. The Administrator shall make distributions to each Highly Compensated Employee of his or her respective share of the Excess Contributions pursuant to the following steps:

               (A) The Administrator shall calculate total Excess Contributions for the Highly Compensated Employees.

               (B) The Administrator shall calculate the total dollar amount by which the Excess Contributions for the Highly Compensated Employees must be reduced in order to satisfy the Average Deferral Percentage Test.

               (C) The Administrator shall calculate the total dollar amount of the Excess Contributions for each Highly Compensated Employee.

               (D) The Administrator shall reduce the Excess Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Excess Contributions by refunding such contributions to such Highly Compensated Employee(s) in the amount required to cause the dollar amount of such Highly Compensated Employee(s)' Employer Elective Contributions to equal the dollar amount of the Employer Elective Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Employer Elective Contributions.

               (E) If the total dollar amount distributed pursuant to (D) above is less than the total dollar amount of Excess Contributions, Step (D) shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Excess Contributions until the total amount of distributed Excess Contributions equals the total dollar amount calculated in Step (B).

               (F)  When calculating the amount of a distribution under Step
                    (D), if a lessor reduction, when added to any amounts already distributed under this Section, would equal the total amount of distributions necessary to permit the Plan to satisfy the requirements of Section 3.8(a), the lesser amount shall be distributed from the Plan.

               ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period.

               (A) METHOD OF ALLOCATING INCOME. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

               (B) ALTERNATIVE METHOD OF ALLOCATING INCOME. A Plan may allocate income to Excess Contributions by multiplying the income for the Plan Year and the gap period allocable to Elective Contributions and amounts treated as Elective Contributions by a fraction. The numerator of the fraction is the Excess Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                    (I) The total account balance of the Employee attributable to Elective Contributions and amounts treated as Elective Contributions as of the beginning of the Plan Year; plus

                    (II) The Employee's Elective Contributions, and amounts
                         treated as Elective Contributions for the Plan Year and for the gap period.

               (C) SAFE HARBOR METHOD OF ALLOCATING GAP PERIOD INCOME. Under the safe harbor method, income or Excess Contributions for the gap period will equal ten percent (10%) of the income allocable to Excess Contributions for the Plan Year (calculated under the method described in paragraph (B) of this Section), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month.

          (ii) RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. If the Plan permits Participant Voluntary After Tax Contributions in Section 3.6, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half (21/2) months after the last day of the Plan Year in which such Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash. The amount of Excess Contributions to be recharacterized with respect to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

         (iii) RECHARACTERIZATION OF MATCHING CONTRIBUTIONS. A portion of the Employer's Matching Contribution shall be deemed an Employer Elective Contribution for purposes of paragraph (a) of this Section and for vesting and withdrawal purposes. The portion shall be equal to an amount necessary to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein and shall be reallocated to the Salary Deferral Account. Reallocation of the Employer's Matching Contribution shall be made on behalf of Participants who are Nonhighly Compensated Employees.

          (iv) QUALIFIED NON-ELECTIVE AND QUALIFIED MATCHING CONTRIBUTIONS. The Employer shall make Qualified Non-Elective Contributions or Qualified Matching Contributions on behalf of Participants who are Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Participants who are Nonhighly Compensated Employees. The Qualified Non-Elective and Qualified Matching Contributions may be treated as Elective Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

               (A) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code Section 401(a)(4).

               (B) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test and those Qualified Non-Elective Contributions treated as Matching Contributions under Treasury Regulations Section 1.401(m)-1(b)(5) for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

               (C) The Matching Contributions, including those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4).

               (D) The Matching Contributions, excluding those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4).

               (E) The Qualified Non-Elective Contributions and Qualified Matching Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4)(i) for the Plan Year as if the contributions were Elective Contributions.

               (F) The plan that includes the cash or deferred arrangement and the plan or plans to which the Qualified Non-Elective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

3.9. LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS

     (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. The annual allocation derived from Employee Contributions, Employer Matching Contributions, and Qualified Matching Contributions to a Participant's Individual Account shall satisfy one of the following tests:

          (i) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (ii) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year multiplied by two (2); provided that the Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or the amount prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.

     (b)  DEFINITIONS

          (i) AGGREGATE LIMIT means the greater of (A) or (B), described as follows:

               (A)  The sum of:

                    (I) 1.25 multiplied by the greater of the Actual Deferral Percentage or the Average Contribution Percentage for Participants who are Eligible Nonhighly Compensated Employees, and

                    (II) Two (2) percentage points plus the lesser of Actual
                         Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Nonhighly Compensated Employees. (In no event shall this amount exceed twice the lesser of the Actual Deferral Percentage or Average Contribution Percentage of Participants who are Eligible Nonhighly Compensated Employees).

               (B)  The sum of:

                    (I) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Nonhighly Compensated Employees, and

                    (II) Two (2) percentage points plus the greater of Actual
                         Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Nonhighly Compensated Employees. (In no event shall this amount exceed twice the greater of the Actual Deferral Percentage or Average Contribution Percentage of Participants who are Eligible Nonhighly Compensated Employees).

          (ii) AVERAGE CONTRIBUTION PERCENTAGE means the average, expressed as a percentage, of the Contribution Percentages of the Eligible Participants in a group.

         (iii) CONTRIBUTION PERCENTAGE means the ratio, expressed as a percentage, of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

          (iv) CONTRIBUTION PERCENTAGE AMOUNTS means the sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions, to the extent not taken into account for purposes of the Actual Deferral Percentage Test, made under the Plan on behalf of the Participant for the Plan Year. Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which the Forfeiture is allocated. Notwithstanding the foregoing, Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employer Elective Contributions in the Contribution Percentage Amount if the Actual Deferral Percentage Test is met before the Employer Elective Contributions are used in the Average Contribution Percentage Test and continues to be met following the exclusion of those Employer Elective Contributions that are used to meet the Average Contribution Percentage Test.

          (v) ELIGIBLE PARTICIPANT means any Employee who is eligible to make an Employee Contribution, or an Elective Deferral, if the Employer takes the contributions into account in calculating the Contribution Percentage, or to receive a Matching Contribution, including Forfeitures, or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if the Employee made a required contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

          (vi) EMPLOYEE CONTRIBUTION means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. Employer Elective Contributions are not Employee Contributions.

         (vii) EMPLOYER MATCHING CONTRIBUTION means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by the Participant, or on account of a Participant's election to defer a portion of his or her Annual Compensation under a plan maintained by the Employer.

        (viii) QUALIFIED NON-ELECTIVE CONTRIBUTIONS means Employer Contributions, other than Employer Elective Contributions and Employer Matching Contributions, allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.7(a). Employer Non-Elective Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Employer Non-Elective Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Non-Elective Contributions.

          (ix) QUALIFIED MATCHING CONTRIBUTIONS means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.7(a). Employer Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Employer Matching Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

     (c)  SPECIAL RULES

          (i) MULTIPLE USE. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement subject to Code Section 401(k) and a plan maintained by the Employer subject to Code Section 401(m) and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced, beginning with the Highly Compensated Employee whose Average Contribution Percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after

               (A) use of Qualified Non-Elective Contributions and Qualified Matching Contributions to meet the Actual Deferral Percentage Test;

               (B) use of Qualified Non-Elective Contributions and Elective Contributions to meet the Actual Deferral Percentage Test;

               (C) any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions; and

               (D) after any recharacterization of Excess Contributions required without regard to multiple use of the alternative limitation.

               Multiple use occurs if the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees exceeds 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the Nonhighly Compensated Employees.

          (ii) For purposes of this Section, the Contribution Percentage for any Participant who is an Eligible Highly Compensated Employee for the Plan Year who is eligible to have Contribution Percentage Amounts allocated under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if the total of the Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two
               (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations pursuant to Code Section 401(m).



         (iii) If this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage Test.

          (v) The determination and treatment of the Contribution Percentage of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

          (vi) Other than an organization that is a Related Employer to the Plan Sponsor, for purposes of this Section, Participants who are leased employees of a recipient organization under an employee leasing agreement with the Plan Sponsor shall be treated as Participants in a separate plan maintained by the recipient organization, and all contributions on behalf of such Participants shall be treated as contributed to such separate plan for purposes of apply the requirements of this Section.

     (d) FAIL SAFE PROVISIONS. If the initial allocations of the Employer Matching Contributions and Employee Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

          (i) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The Administrator will determine Excess Aggregate Contributions after determining Excess Deferrals under Section 3.1(a)(vi) and Excess Employer Elective Contributions under Section 3.8(d)(i). If the Administrator determines that the Plan fails to satisfy the Average Contribution Percentage Test for a Plan Year, it must distribute the Excess Aggregate Contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of Excess Aggregate Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 21/2 months of the next Plan Year. The Excess Aggregate Contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the Average Contribution Percentage Test. The Administrator shall make distributions to each Highly Compensated Employee of his or her respective share of the Excess Aggregate Contributions in accordance with the following steps:

               (A) The Administrator shall calculate total Excess Aggregate Contributions for the Highly Compensated Employees.

               (B) The Administrator shall calculate the total dollar amount by which the Excess Aggregate Contributions for the Highly Compensated Employees must be reduced in order to satisfy the Average Contribution Percentage Test.

               (C) The Administrator shall calculate the total dollar amount of the Excess Aggregate Contributions for each Highly Compensated Employee.

               (D) The Administrator shall reduce the Excess Aggregate Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Excess Aggregate Contributions by refunding such contributions to such Highly Compensated Employee(s) in the amount required to cause the dollar amount of such Highly Compensated Employee(s)' Employee Contributions, Employer Matching Contributions and Qualified Matching Contributions, on a pro rata basis, to equal the sum of the Employee Contributions, Employer Matching Contributions and Qualified Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions.
               (E) If the total dollar amount distributed pursuant to (D) above is less than the total dollar amount of Excess Aggregate Contributions, Step (D) shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Excess Aggregate Contributions until the total amount of distributed Excess Aggregate Contributions equals the total dollar amount calculated in Step (B).

               (F)  When calculating the amount of a distribution under Step
                    (D), if a lessor reduction, when added to any amounts already distributed under this Section, would equal the total amount of distributions necessary to permit the Plan to satisfy the requirements of Section 3.9(a), the lesser amount shall be distributed from the Plan.

               ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period.

               ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Aggregate Contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. The income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the gap period.

               (A) METHOD OF ALLOCATING INCOME. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.


               (B) ALTERNATIVE METHOD OF ALLOCATING INCOME. A Plan may allocate income to Excess Aggregate Contributions by multiplying the income for the Plan Year and the gap period allocable to Employee Contributions, Employer Matching Contributions, and amounts treated as Employer Matching Contributions by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                    (I) The total account balance of the Employee attributable to Employee Contributions and Employer Matching Contributions, and amounts treated as Employer Matching Contributions as of the beginning of the Plan Year; plus

                    (II) The Employee Contributions and Employer Matching
                         Contributions, and amounts treated as Employer Matching Contributions for the Plan Year and for the gap period.


               (C) SAFE HARBOR METHOD OF ALLOCATING GAP PERIOD INCOME. Under the safe harbor method, income or Excess Aggregate Contributions for the gap period will equal ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year (calculated under the method described in paragraph (B) of this Section), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution made after the fifteenth day of the month is treated as made on the first day of the next month.

          (ii) CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Administrator will treat a Highly Compensated Employee's allocable share of Excess Aggregate Contributions in the following priority: (A) first as attributable to his or her Employee Contributions which are voluntary contributions, if any;
               (B) then as Employer Matching Contributions allocable with respect to Excess Contributions determined under the Actual Deferral Percentage Test described in Section 3.8(a); (C) then on a pro rata basis to Employer Matching Contributions and to the Employer Elective Contributions relating to those Employer Matching Contributions which the Administrator has included in the Average Contribution Percentage Test; (D) then on a pro rata basis to Employee Contributions which are mandatory contributions, if any, and to the Employer Matching Contributions allocated on the basis of those mandatory contributions; and (E) last to Qualified Non-Elective Contributions used in the Average Contribution Percentage Test. To the extent the Highly Compensated Employee's Excess Aggregate Contributions are attributable to Employer Matching Contributions, and he or she is not 100% vested in the Account Balance attributable to Employer Matching Contributions, the Administrator will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of the Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his or her vested percentage (determined as of the last day of the Plan Year for which the Employer made the Employer Matching Contribution).

         (iii) QUALIFIED NON-ELECTIVE AND ELECTIVE CONTRIBUTIONS. The Employer shall make Qualified Non-Elective Contributions or Elective Contributions that, in combination with Employee Contributions and Employer Matching Contributions, satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Nonhighly Compensated Employee. The Qualified Non-Elective and Elective Contributions may be treated as Employer Matching Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

               (A) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Employer Matching Contributions for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

               (B) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Employer Matching Contributions for purposes of the Average Contribution Percentage Test and those Qualified Non-Elective Contributions treated as Elective Contributions under Treasury Regulations Section 1.401(k)-1(b)(5) for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code Section 401(a)(4).

               (C) The Elective Contributions, including those treated as Qualified Matching Contributions for purposes of the Average Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3) for the Plan Year.

               (D) The Qualified Non-Elective Contributions are allocated to the Employee under the Plan as of a date within the Plan Year, and the Elective Contributions satisfy the requirements of Treasury Regulations Section
                    1.401(k)-1(b)(4)(i) for the Plan Year.

               (E) The plan that takes Qualified Non-Elective Contributions and Elective Contributions into account in determining whether Employee Contributions and Employer Matching Contributions satisfy the requirements of Code Section 401(m)(2)(A), and the plans to which the Qualified Non-Elective Contributions and Elective Contributions are made, are or could be aggregated for purposes of Code Section 410(b).

          (iv) FORFEITURE OF NON-VESTED EMPLOYER MATCHING CONTRIBUTIONS. Employer Matching Contributions that are not vested may be forfeited to correct Excess Aggregate Contributions. Notwithstanding the foregoing sentence, Excess Aggregate Contributions for a Plan Year may not remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future year. Forfeitures of Employer Matching Contributions to correct Excess Aggregate Contributions shall be:

               (A) Applied to reduce Employer Contributions for the Plan Year in which the excess arose, but allocated according to the following paragraph (B), to the extent the excess exceeds Employer Contributions or the Employer has already contributed for the Plan Year.

               (B) Allocated, after all other Forfeitures under the Plan, to the Employer Matching Contribution Account of each Nonhighly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.


                                    * * * * * * *

                                      ARTICLE IV

                          ADJUSTMENT OF INDIVIDUAL ACCOUNTS


4.1. ADJUSTMENT RULES

     As of the end of each Accounting Period on the Accounting Date, the Trustee will determine the fair market value of each Investment Fund being administered by the Trustee. To determine the gain or loss of the Accounts in each Investment Fund, the Trustee will first calculate the change in value of each Investment Fund between the current Accounting Period and the last preceding Accounting Period. The net gain or loss in each Investment Fund will be allocated to the accounts of those Participants who are participating in each Investment Fund on the Accounting Date. The Trustee will then charge to the prior account balances all previously uncharged payments or distributions made from the Accounts since the last preceding Accounting Period. Finally, the Trustee will allocate and credit Employer Contributions that are to be allocated and credited as of that date in accordance with Article V.





                                    * * * * * * *

                                      ARTICLE V

             ALLOCATION OF EMPLOYER CONTRIBUTIONS TO INDIVIDUAL ACCOUNTS


5.1. ALLOCATION RULES

     As of each Anniversary Date, but after the adjustment of Individual Accounts as provided in Article IV, the Employer Non-Elective Contributions, including any Forfeitures allocated as of the Anniversary Date, for the Plan Year which ends on the Anniversary Date shall be allocated and credited to the Employer Non-Elective Contribution Account of each eligible Participant in the Plan on the Anniversary Date. A Participant who completes one thousand (1,000) Hours of Service and is employed by the Employer on the Anniversary Date for the Plan Year will be allocated Employer Non-Elective Contributions and Participant Forfeitures under the allocation formula of Section 5.2. A Participant who has failed to aggregate at least one thousand (1,000) Hours of Service during the Plan Year for which the contribution was made shall not share in an allocation, unless the failure to aggregate one thousand (1,000) Hours of Service occurred because of the Participant's death, disability or retirement. No Participant, other than one who died, became disabled or retired during the Plan Year, shall be entitled to have any Employer Non-Elective Contributions allocated to his or her Individual Account, unless the Participant shall be employed by the Employer on the Anniversary Date for the Plan Year.

     The Committee will suspend the accrual requirements for Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includable Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the Code Section 401(a)(26) Participation Test and the Code Section 410(b) Coverage Test for the Plan Year. If two or more Includable Employees have a Separation from Service on the same day, the Committee will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the Code Section 401(a)(26) Participation Test and the Code Section 410(b) Coverage Test by accruing benefits for fewer than all such Includable Employees. If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer matching contributions subject to Code Section 401(m), this suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Committee will treat an Employee as benefiting under that portion of the Plan if the Employee is an Eligible Employee for purposes of the Code
     Section 401(m) nondiscrimination test. "Includable" Employees are all Employees other than: (a) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion or by reason of the participation requirements of Section 2.1 and (b) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year.

5.2. ALLOCATION FORMULA

     Subject to the minimum allocation for Top-Heavy Plans under Section 5.4 and any restoration allocation required under Section 9.7, the Committee shall allocate the Employer Non-Elective Contributions and Participant Forfeitures, if any, to each eligible Participant's Employer Non-Elective Contribution Account as follows:

     (a) The Committee shall make simultaneous allocations of Employer Non-Elective Contributions and Participant Forfeitures under this paragraph. The simultaneous allocations must result in an equal allocation percentage (not exceeding the greater of 5.7% or the percentage equal to the portion of the rate of tax applicable under Code Section 3111(a) relating to the Employer's Old Age Insurance Tax, as defined in Code Section 401(l), in effect at the beginning of the Plan Year) of each Participant's Annual Compensation and of each Participant's Excess Compensation. The allocation based on a Participant's Annual Compensation is in the same ratio that the Participant's Annual Compensation for the Plan Year bears to the total Annual Compensation of all Participants for the Plan Year. The allocation based on a Participant's Excess Compensation is in the same ratio that the Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year.

     (b) The Committee shall allocate any remaining portion of the Employer Non-Elective Contributions and Participant Forfeitures in the same ratio that each Participant's Annual Compensation for the Plan Year bears to the total Annual Compensation of all Participants eligible to share in the allocation for the Plan Year.

     (c) The Integration Level shall be the Taxable Wage Base. Excess Compensation means Annual Compensation in excess of the Taxable Wage Base. The Taxable Wage Base is the maximum amount of compensation which may be considered wages for the Plan Year under Code Section 3121(a)(1). For a Participant whose Entry Date is other than the first day of the Plan Year, the Integration Level of the Participant for the Plan Year in which the Participant enters the Plan shall be reduced by a fraction, the numerator of which is the number of days in the Plan Year remaining on and after the Participant's Entry Date and the denominator of which is the total number of days in the Plan Year.

     (d) For Section 5.2(a), the applicable percentage that is the maximum allocation percentage for allocations shall be determined under the following table:

                         Integration Level
          (As a Percentage of The Taxable Wage Base)       Applicable Percentage

          100%                                                   5.7%
          More than 80%, but less than 100%                      5.4%
          More than 20%, (but not less than $10,001)
          and not more than 80%                                  4.3%
          20% (or $10,000, if greater) or less                   5.7%

     (e) For purposes of this Section, Annual Compensation shall be determined in accordance with Section 1.8, as modified by Section 1.8(h).

     Subject to the minimum allocation for Top-Heavy Plans under Section 5.4 and any restoration allocation required under Section 9.7, the Committee will allocate a Participant Forfeiture from an Employer Non-Elective Contribution Account under the allocation formula in this Section, to reduce the Employer Non-Elective Contribution for the Plan Year in which the Forfeiture occurs. The Committee will continue to hold the undistributed, nonvested portion of a terminated Participant's Account Balance in the Individual Account solely for the benefit of the Participant until a Forfeiture occurs at the time specified in Section 9.4.

5.3. LIMITATIONS ON ALLOCATIONS

     (a) DEFINED CONTRIBUTION PLAN LIMITS. The amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer Contributions pursuant to Section 5.2 would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 5.3(c)) to the Participant's Account, the Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends.
          The Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Individual Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions.

     (b) ESTIMATION. Prior to the determination of the Participant's actual Annual Compensation for a Limitation Year, the Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated Annual Compensation defined in Section 5.3(f) for the Limitation Year. The Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Committee must reduce any Employer Contributions (including any allocation of Forfeitures) based on estimated Annual Compensation by any Excess Amounts carried over from prior years. As soon as administratively feasible after the end of the Limitation Year, the Committee will determine the Maximum Permissible Amount for the Limitation Year based on the Participant's actual Annual Compensation for the Limitation Year.

     (c) DISPOSITION OF EXCESS AMOUNT. If, pursuant to Section 5.3(b) or because of an allocation of Forfeitures, there is an Excess Amount attributable to a Participant for a Limitation Year, then the Committee will dispose of the Excess Amount as follows:

          (i) The Committee shall return any nondeductible Participant Voluntary After Tax Contributions to the Participant to the extent that the return would reduce the Excess Amount.

          (ii) If, after the application of clause (i) an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Committee will use the Excess Amounts to reduce future Employer Contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit Compensation for allocation purposes to the extent necessary to reduce the allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

         (iii) If, after the application of clause (i) an Excess Amount still exits and the Plan does not cover the Participant at the end of the Limitation Year, then the Committee shall hold the Excess Amount in a suspense account and use the Excess Amount to reduce Employer Contributions on behalf of remaining Participants and shall allocate and reallocate to the Individual Accounts of remaining Participants in succeeding Limitation Years to the extent permissible under the foregoing limitations, prior to any further Annual Additions to the Plan. If the Plan should be terminated or contributions should be completely discontinued, the funds in the suspense account will be allocated to the extent not prohibited by Code Section 415. Any suspense account shall not be adjusted for investment gains or losses of the Trust Fund.

          (iv) The Committee will not distribute any Excess Amount(s) to Participants or to Former Participants.

          (v) Notwithstanding the foregoing sentence and the foregoing paragraphs (i), (ii), (iii), and (iv), the Committee may distribute Elective Deferrals (within the meaning of Code Section 402(g)(3)) or return voluntary or mandatory Employee Contributions, to the extent the distribution or return would reduce the excess amounts in the Participant's account.

     (d) MULTIPLE DEFINED CONTRIBUTION PLAN LIMITS. If the Employer maintains any other qualified defined contribution plan, the amount of the Annual Addition which may be allocated to a Participant's Individual Account in this Plan shall not exceed the Maximum Permissible Amount, reduced by the amount of Annual Additions to such Participant's accounts for the same Limitation Year in the other plan(s). The Excess Amount attributed to this Plan equals the product of:

          (i) the total Excess Amount allocated as of such date (including any amount the Committee would have allocated but for the limitations of Code Section 415), multiplied by


          (ii) the ratio of

               (A) the amount allocated to the Participant as of such date under this Plan, divided by

               (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section 415).

     (e) DEFINED BENEFIT PLAN LIMITS. The Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan. Accordingly, no special defined benefit plan limitation applies under this Plan.

     (f) DEFINITIONS. For purposes of the limitations of Code Section 415 set forth in this Section, the following definitions shall apply:

          (i) ANNUAL ADDITIONS means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

               (A)  all Employer Contributions;

               (B)  all Forfeitures;

               (C)  all Employee Contributions;

               (D) excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code Section 401(m), irrespective of whether the Plan distributes or forfeits such Excess Amounts, and excess deferrals described in Code Section 402(g), unless the excess deferrals are distributed no later than the first April 15 following the close of the Participant's taxable year;

               (E) Excess Amounts reapplied to reduce Employer Contributions under this Section 5.3;

               (F) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), included as part of a pension or annuity plan maintained by the Employer;

               (G) contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code
                    Section 419A(d)(3), under a welfare benefit fund, as described in Code Section 419(e), maintained by the Employer; and

               (H)  allocations under a simplified employee pension plan.


          (ii) ANNUAL COMPENSATION means the total amount of salary, wages, commissions, bonuses and overtime, paid or otherwise includable in the gross income of a Participant during the Limitation Year, but excluding:

               (A) Employer contributions to any deferred compensation plan (to the extent the contributions are not included in the Participant's gross income for the taxable year in which contributed) or simplified employee pension under Code
                    Section 408(k) (to the extent the contributions are excludable from the Participant's gross income) except that for Plan Years beginning after December 31, 1997, Elective Contributions under Code Section 402(a)(8) relating to a 401(k) arrangement shall not be excluded from the definition of Annual Compensation.

               (B) distributions from any plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employees when distributed;

               (C) amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

               (D) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

               (E) premiums paid by the Employer for group term life insurance (to the extent the premiums are not includable in the Participant's gross income); contributions by the Employer to an annuity under Code Section 403(b) (to the extent not includable in the Participant's gross income); and any other amounts received under any Employer sponsored fringe benefit plan (to the extent not includable in the Participant's gross income);

               (F) any contribution for medical benefits, within the meaning of Code Section 419A(f)(2), after separation from Service which is otherwise treated as an Annual Addition; and

               (G) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

         (iii) AVERAGE ANNUAL COMPENSATION means the average compensation during a Participant's highest three (3) consecutive Years of Service, which period is the three (3) consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Participant had the greatest aggregate compensation from the Employer.

          (iv) EMPLOYER means the Employer that adopts this Plan. All Related Employers shall be considered a single Employer for purposes of applying the limitations of this Section.

          (v) EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount, less administrative charges allocable to such Excess Amount.

          (vi) LIMITATION YEAR means the Limitation Year specified in the Plan or, if none is specified, the calendar year.

         (vii) MAXIMUM PERMISSIBLE AMOUNT means the lesser of:

               (A)  the Defined Contribution Dollar Limitation, or

               (B) twenty-five percent (25%) of the Participant's Compensation, within the meaning of Code Section 415(c)(3)

               for a Limitation Year with respect to any Participant.

               Defined Contribution Dollar Limitation means $30,000 or, if greater, twenty-five percent (25%) of the Defined Benefit Dollar Limitation set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year.

        (viii) PROJECTED ANNUAL BENEFIT means the benefit of the Participant payable annually in the form of a straight life annuity (with no ancillary benefits) under the terms of a defined benefit plan to which employees do not contribute and under which no rollover contributions are made, assuming that the Participant continues employment until Normal Retirement Age (or current age, if later), compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of Normal Retirement Age, and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

5.4. TOP-HEAVY MINIMUM ALLOCATION

     (a) MINIMUM ALLOCATION. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top-Heavy, the amount of Employer Non-Elective Contributions and Forfeitures allocated to the Individual Account of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee's Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefitting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employee.

     (b) COMPENSATION. For purposes of this Section, Compensation means Annual Compensation defined in Section 1.8 except (i) Compensation does not include Elective Contributions, and (ii) any exclusions from Annual Compensation (other than the exclusion of Elective Contributions and the exclusions described in clauses (i) through (v) of Section 1.8, if applicable) do not apply. Notwithstanding the definition of Annual Compensation in Section 1.8, the period preceding a Participant's Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

     (c) CONTRIBUTION RATE. For purposes of this Section, a Participant's contribution rate is the sum of Employer Contributions (not including Employer Contributions to Social Security) and Forfeitures allocated to the Participant's Account for the Plan Year divided by his or her Compensation for the entire Plan Year. To determine a Participant's contribution rate, the Committee must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.43) as a single plan. For purposes of this Section, for Plan Years beginning after 1988, the following rules apply:

          (i) Employer Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Employer Elective Contributions on behalf of Employees other than Key Employees may not be treated as Employer Contributions for the minimum contribution or benefit requirement of Code Section 416.

          (ii) Employer Matching Contributions allocated to Key Employees are treated as Employer Contributions for determining the minimum contribution or benefit under Code Section 416. However, if a plan utilizes Matching Contributions allocated to Employees other than Key Employees as Employee Contributions or Elective Contributions to satisfy the minimum contribution requirement, the Matching Contributions are not treated as Matching Contributions for applying the requirements of Code Section 401(k) and 401(m).

         (iii) Qualified Non-Elective Contributions described in Code Section 401(m)(4)(C) may be treated as Employer Contributions for the minimum contribution or benefit requirement of Code Section 416.

     (d) PARTICIPANT ENTITLED TO TOP-HEAVY MINIMUM ALLOCATION. The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year. The minimum allocation under this Section shall not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer under which the minimum allocation or benefit requirements under Code Section 416(c)(1) or (c)(2) are met for the Participant.

     (e) COMPLIANCE. The Plan will satisfy the top-heavy minimum allocation under this Section. The Committee first will allocate the Employer Contributions (and Participant Forfeitures, if any) for the Plan Year pursuant to the allocation formula under Section 5.2. The Employer then will contribute an additional amount for the Individual Account of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top-heavy minimum allocation. The Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

5.5. POST-ALLOCATION ADJUSTMENTS TO ACCOUNTS

     After the amount or amounts have been allocated and credited to each Participant's Employer Non-Elective Contribution Account, as provided in this Article, the then value of each Employer Non-Elective Contribution Account shall remain unchanged until the next Anniversary Date. Notwithstanding the foregoing, the Participant's Employer Contribution Accounts may be adjusted prior to the next Anniversary Date under:

     (a) other provisions in this Agreement authorizing the Committee to reduce the Participant's Employer Contribution Accounts by disbursements properly chargeable to them or increased by funds received and credited to them; or

     (b) a special valuation of the Participant's Employer Contribution Account required under Articles VII, VIII, and IX.

5.6. EMPLOYER CONTRIBUTION ACCOUNTS DEFINED

     For purposes of this Article, reference to the Employer Contribution Accounts of Participants shall include the Employer Contribution Accounts of those Participants who die, become disabled or retire during the Plan Year considered.

                                    * * * * * * *

                                      ARTICLE VI

                                      RETIREMENT


6.1. CREDITING, ADJUSTMENT OF ACCOUNTS UPON RETIREMENT

     At Normal Retirement Age, a Participant shall be fully vested in the Participant's Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. A Participant has an ongoing election to receive distribution of normal retirement benefits as stated hereunder. Upon a Participant's request for distribution after attainment of Normal Retirement Age, the Committee shall credit and adjust the Individual Accounts of the Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of distribution of the Participant's vested benefits. A Participant shall be entitled to benefits under Section 6.3 after attaining Normal Retirement Age or upon retiring after attaining Normal Retirement Age.

6.2. EARLY RETIREMENT

     This Plan does not provide for retirement by a Participant prior to the Normal Retirement Date.

6.3. PAYMENT OF RETIREMENT BENEFITS

     As soon as administratively feasible after the Committee has credited and adjusted a Participant's Individual Accounts as provided in Section 6.1, the Trustee shall make payments to the Participant pursuant to Article X. Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), payments shall begin as soon as administratively feasible after the Participant attains Normal Retirement Age, whether or not the Participant actually retires or elects to receive retirement benefit distributions after attaining Normal Retirement Age. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first. Unless a Participant elects otherwise, payment of benefits shall commence as soon as administratively feasible after the end of the Plan Year in which the latest of the follow events occur: (a) the date on which the Participant attains the earlier of age sixty-five (65) or Normal Retirement Age under the Plan; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date on which the Participant terminates service with the Employer. Notwithstanding the foregoing, a Participant may not defer commencement of benefits or elect a form of installment payment which would result in the Participant receiving less than fifty-one percent (51%) of the total benefits to be paid during the Participant's life expectancy.

6.4. MANDATORY DISTRIBUTION OF RETIREMENT BENEFITS

     The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor may the Participant elect to make the Trustee distribute the Nonforfeitable Account Balance under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations.


     (a) LIMITS ON DISTRIBUTION PERIODS. As of the first Distribution Calendar Year, distributions, if not made in a lump sum, may only be made over one of the following periods or a combination of such periods:

          (i)  the life of the Participant;

          (ii) the life of the Participant and a Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury regulations;

         (iii) a period certain not extending beyond the life expectancy of the Participant; or

          (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

          Under no circumstances may a Participant elect payment of benefits in the form of an annuity. All distributions required under this Article shall be determined and made under Code Section 401(a)(9) and applicable Treasury regulations, including the minimum distribution incidental benefit requirements of Treasury Regulations Section 1.401(a)(9)-2. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum unless the Participant, pursuant to this Article, makes a valid election to receive an alternative form of payment.

     (b)  MINIMUM DISTRIBUTION AMOUNTS

          (i) NON-LUMP SUM DISTRIBUTION. If the Participant's entire interest will be distributed in other than a lump sum, then the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the last Valuation Date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his or her Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury regulations. The Committee will increase the Participant's Nonforfeitable Account Balance, as determined on the relevant Valuation Date, for Contributions or Forfeitures allocated after the Valuation Date and by December 31 of the Valuation Calendar Year, and will decrease the valuation by distributions made after the Valuation Date and by December 31 of the Valuation Calendar Year. For purposes of this valuation, the Committee will treat any portion of the minimum distribution for the first Distribution Calendar Year made after the close of that year as a distribution occurring in the first Distribution Calendar Year. Life expectancy and joint and last survivor expectancy must be computed by the use of the expected return multiples contained in
               Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant, or Spouse in the case of distributions described in this Section 6.4(b), by the time distributions are required to begin, life expectancies shall be recalculated annually. The election shall be irrevocable for the Participant, or spouse, and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

          (ii) NON-SPOUSE BENEFICIARY. If the Participant's spouse is not the Designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirements in the applicable Treasury regulations under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Committee will compute the minimum distribution required by this
               Section 6.4(b) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Committee will compute the minimum distribution required by this Section 6.4(b) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than fifty percent (50%) of the present value of the total benefits payable to the Participant and Beneficiaries. The Committee must determine whether benefits to the Beneficiary are incidental on the date the Trustee is to commence payment of the retirement benefits to the Participant, or on the date the Trustee redetermines the payment period to the Participant.

     (c) COMMENCEMENT OF BENEFITS. The Trustee must distribute or begin to distribute the entire interest of a Participant no later than the Participant's Required Beginning Date. The minimum distribution for the first Distribution Calendar Year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year, including the calendar year of the Participant's Required Beginning Date, is due by December 31 of that year. A Participant's "Required Beginning Date" shall be as follows:

          (i) For a Participant who is a Five Percent Owner, the Required Beginning Date shall commence on the first day of April following the later of:

               (a) the calendar year in which the Participant attains age seventy and one-half (701/2) years; or

               (b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

          (ii) For a Participant who is not a Five Percent Owner, the Required Beginning Date is the first day of April of the calendar year immediately following the later of:

               (a) the calendar year in which the Participant attains age seventy and one-half (701/2); or

               (b) the calendar year in which the Participant terminates employment with the Employer.

          A Participant is treated as a "Five Percent Owner" for purposes of this Section if the Participant is a Five Percent Owner as defined in
          Section 1.47(g)(iii) and Code Section 416(i) (determined under Code
          Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty-six and one-half (661/2) years or any subsequent Plan Year. Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

     (d)  DEFINITIONS

          (i) APPLICABLE LIFE EXPECTANCY means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

          (ii) DESIGNATED BENEFICIARY means the individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the applicable Treasury regulations.

         (iii) DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

          (iv) PARTICIPANT'S NONFORFEITABLE ACCOUNT BALANCE means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the account balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

6.5. JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     The joint and survivor annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to surviving spouses. A transfer agreement described in Section 17.2 may not permit a plan which is subject to Code Section 417 to transfer assets to this Plan, unless the transfer is an elective transfer as described in
     Section 17.3.



                                    * * * * * * *

                                     ARTICLE VII

                                        DEATH


7.1. BENEFICIARY DESIGNATION

     (a) Each Participant and Former Participant may from time to time select one or more Beneficiaries to receive benefits under this Article on the death of the Participant or Former Participant. The selection shall be made in writing on a form provided by the Committee and shall be filed with the Committee. Subject to Section 7.1(b), the last selection filed with the Committee shall control.

          A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Administrator (or Plan representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if:

          (i) the Participant and spouse are not married throughout the one year period ending on the date of the Participant's death;

          (ii) the Participant's spouse is the Participant's sole primary beneficiary;

         (iii) the Administrator is not able to locate the Participants' spouse;

          (iv) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or

          (v) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

          If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent. If a Participant fails to name a Beneficiary under this Section, Section 7.1(b) shall control.

     (b) Unless elected in accordance with Section 7.1(c), the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive the benefit in the manner prescribed in this Article. Notwithstanding the foregoing sentence, the Participant may designate a Beneficiary other than the spouse if:

          (i)  the Participant has no spouse; or

          (ii) the spouse cannot be located.

     (c) In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary shall be valid only if:

          (i)  the spouse consents in writing to the designation;

          (ii) the designation specifies the beneficiary and the method of payment of benefits and may not be changed without spousal consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and

         (iii) the spouse's consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a Notary Public.

     (d) If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant's balance; if a Participant who is not married dies without having designated a Beneficiary and/or alternative Beneficiary; or if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, then the amount remaining in the deceased Participant's Individual Account shall be payable in the following descending order to:

          (i) the Participant's surviving children, including adopted persons and their descendants;

          (ii) the Participant's other living heirs-at-law determined under the Texas laws concerning intestate succession;

         (iii) the Participant's estate, personal representatives, heirs or devisees; and

          (iv) the estate, personal representatives, heirs or devisees of the deceased Participant's prior Beneficiary.

          The Committee shall determine the applicable person, class of persons, or legal entity to whom the benefit shall be paid beginning with (i), in the descending order of (i) to (iv). Each class shall be determined to be not in existence and, therefore, inapplicable by the Committee before proceeding to the next class. In determining if a classification is inapplicable, the Committee shall be required only to make reasonable inquiry into the existence of the person or persons.

          Remaining death benefits shall be payable under Section 7.4 regarding mandatory distributions. Payment made pursuant to the power conferred on the Committee in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

7.2. CREDITING, ADJUSTING OF ACCOUNTS UPON DEATH

     Upon death, a Participant or Former Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the benefit of the Designated Beneficiary or Beneficiaries. The Committee shall credit and adjust the Individual Accounts of a deceased Participant or Former Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of distribution of the Participant's vested benefits. The Designated Beneficiary or Beneficiaries shall be entitled to benefits under Section 7.3 after the death of the Participant or Former Participant. At its discretion, the Committee may conduct a special valuation to establish the value of a deceased Participant's Individual Accounts as of death, or any other date that is administratively feasible, in which case payment of death benefits can commence immediately thereafter.

7.3. PAYMENT OF DEATH BENEFITS

     As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the deceased Participant or Former Participant as provided in Section 7.2, the Trustee shall make payments to the Designated Beneficiary or Beneficiaries pursuant to Article X. Subject to the survivor annuity requirements of Section 6.5, if applicable, the mandatory distribution requirements of Section 7.4, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), the payments shall begin as soon as administratively feasible after the Participant dies. The Committee shall charge each payment to the Participant's or Former Participant's Individual Account. Payments shall continue until the death of the last survivor of the Beneficiaries or until the Individual Account is paid in full, whichever event shall occur first.


7.4. MANDATORY DISTRIBUTION OF DEATH BENEFITS

     The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, to the Beneficiary or Designated Beneficiary, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code
     Section 401(a)(9) and the applicable Treasury regulations.

     (a)  LIMITS ON DISTRIBUTION PERIODS

          (i) If the Participant or Former Participant dies after distribution has commenced, the Trustee shall continue to distribute the remaining portion of the Participant's or Former Participant's Nonforfeitable Account Balance at least as rapidly as under the method of distribution used prior to the Participant's death.

          (ii) If the Participant or Former Participant dies before distribution commences, the Trustee shall complete distribution of the Participant's or Former Participant's Nonforfeitable Account Balance by December 31 of the calendar year containing the fifth
               (5th) anniversary of the Participant's or Former Participant's death, except to the extent that the Designated Beneficiary elects to receive distributions under paragraphs (A) or (B) below:

               (A) If any portion of the Participant's or Former Participant's Nonforfeitable Account Balance is payable to a Designated Beneficiary, the Designated Beneficiary may elect distributions over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;

               (B) If the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions must begin under paragraph
                    (A) above shall not be earlier than the later of: (1) December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died; and (2) December 31 of the calendar year in which the Participant or Former Participant would have attained age seventy and one-half (70 1/2) years. If the Participant has not made an election pursuant to this Section by the time of death, the Designated Beneficiary must elect the method of distribution no later than the earlier of: (1) December 31 of the calendar year in which distributions must begin under this Section; or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant or Former Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Nonforfeitable Account Balance of the Participant or Former Participant must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of death.

               (C) If the Surviving Spouse is the Beneficiary of any portion of a deceased Participant's or Former Participant's benefits under the Plan, the Surviving Spouse shall be permitted to direct that this distribution of benefits commence at a reasonable time following the death of the Participant or Former Participant under applicable Treasury regulations.

               (D) If the Surviving Spouse dies after the Participant or Former Participant, but before payments to the Spouse begin, the preceding provisions of this Section, with the exception of paragraph (B), shall be applied as if the Surviving Spouse had been the Participant.

     (b) MINIMUM DISTRIBUTION AMOUNTS. If the Trustee will distribute a Participant's or Former Participant's Nonforfeitable Account Balance in accordance with the Designated Beneficiary's life expectancy, the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Valuation Date preceding the beginning of the calendar year divided by the Designated Beneficiary's life expectancy.

          For purposes of this Section, payments will be calculated by using the expected return multiples specified in Tables V and VI of Treasury Regulations Section 1.72-9. Life expectancy of a Surviving Spouse shall be recalculated annually; however, in the case of any other Designated Beneficiary, life expectancy will be calculated when the first payment commences without further recalculation. For purposes of this Section, any amount paid to a child of the Participant or Former Participant will be treated as if it had been paid to the Surviving Spouse, if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

     (c)  COMMENCEMENT OF BENEFITS

          (i) GENERAL RULE. For the purposes of this Section, distribution of a Participant's or Former Participant's Nonforfeitable Account Balance is considered to begin on the Participant's or Former Participant's Required Beginning Date or, if Section 7.4(a)(ii)(D) applies, the date distribution is required to begin to the Surviving Spouse pursuant to Section 7.4(a)(ii)(A). If distribution in the form of an annuity irrevocably commences before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences. Except as otherwise provided, the Required Beginning Date of a Participant or Former Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.

          (ii) TRANSITIONAL RULES. The Required Beginning Date of a Participant or Former Participant who attains age seventy and one-half
               (70 1/2) years before January 1, 1988, shall be determined under paragraphs (A) or (B) below:

               (A) OTHER THAN FIVE PERCENT OWNERS. The Required Beginning Date of a Participant or Former Participant who is not a Five Percent Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or the attainment of age seventy and one-half (70 1/2) years occurs. The Required Beginning Date of a Participant who is not a Five Percent Owner who attains age seventy and one-half (70 1/2) years during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

               (B) FIVE PERCENT OWNERS. The Required Beginning Date of a Participant or Former Participant who is a Five Percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (1) the calendar year in which the Participant attains age seventy and one-half (70 1/2) years, or

                    (2) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

         (iii) FIVE PERCENT OWNER. A Participant is treated as a Five Percent Owner for purposes of this Section 7.4 if the Participant is a Five Percent Owner as defined in Section 1.47(g)(iii) and Code
               Section 416(i) (determined under Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty-six and one-half (66 1/2) years or any subsequent Plan Year. If distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

     (d)  DEFINITIONS

          (i) APPLICABLE LIFE EXPECTANCY means the life expectancy calculated using the attained age of the Designated Beneficiary as of the Designated Beneficiary's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

          (ii) DESIGNATED BENEFICIARY means the individual who is designated as the Beneficiary under the Plan under Code Section 401(a)(9) and the applicable Treasury regulations.

         (iii) DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to this Section.

          (iv) PARTICIPANT'S NONFORFEITABLE ACCOUNT BALANCE means the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the Account Balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.


                                    * * * * * * *

                                     ARTICLE VIII

                                      DISABILITY


8.1. CREDITING, ADJUSTING OF ACCOUNTS UPON DISABILITY

     Upon termination of employment due to disability, a Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of a disabled Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of distribution of the Participant's vested benefits. The disabled Participant shall be entitled to benefits under Section 8.2 after the date of disability. At its discretion, the Committee may conduct a special valuation to establish the value of a disabled Participant's Individual Accounts as of the date of disability, or any other date that is administratively feasible, in which case payment of disability benefits can commence immediately thereafter.

8.2. PAYMENT OF DISABILITY BENEFITS

     As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the disabled Participant as provided in
     Section 8.1, the Trustee shall make payments to the disabled Participant pursuant to Article X. Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), payments shall begin as soon as administratively feasible after the Participant terminates Service with the Employer. The Committee shall charge each payment to the disabled Participant's Individual Account, and payments shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the disabled Participant in full, whichever event shall occur first.


                                    * * * * * * *

                                      ARTICLE IX

                       TERMINATION OF EMPLOYMENT AND FORFEITURE


9.1. CREDITING AND ADJUSTING OF ACCOUNTS UPON TERMINATION

     If a Participant's employment by the Employer shall terminate for any reason other than retirement, death or disability, the Participant shall become vested in his or her Individual Accounts as provided in Section 9.2 and the Trustee shall hold the Participant's Nonforfeitable Account Balance in the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of the terminated Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of distribution of the Participant's vested benefits. The terminated Participant shall be entitled to benefits under Sections 9.2 and 9.3 after the date of termination. At its discretion, the Committee may conduct a special valuation to establish the value of the terminated Participant's Individual Accounts as of the date of termination, or any other date that is administratively feasible.

9.2. VESTING

     (a) A Participant to whom Section 9.1 applies shall be fully vested at all times in amounts credited to the Participant's After-Tax Contribution Account, Salary Deferral Account, Rollover Account and Prior Match Account. In addition, the Participant also shall be entitled to receive a Nonforfeitable percentage of the balance credited to the Employer Non-Elective Account, determined under the following vesting schedule:

                                                       Nonforfeitable
                     Years Of Service                    Percentage
                     ----------------                  --------------

               Less than 1 year                              0%
               At least 1 but less than 2 years              0%
               At least 2 but less than 3 years             40%
               At least 3 but less than 4 years             80%
               At least 4 years                            100%

9.3. PAYMENT OF TERMINATION BENEFITS

     (a) The Committee shall combine the Nonforfeitable percentage of the Individual Accounts of a Participant determined under Section 9.2 with the Participant Contribution Account into one Individual Account, and the Trustee shall make payments to the Participant pursuant to Article
          X. Subject to the third and fourth sentences of Section 6.3, the mandatory distribution requirements of Section 6.4 and the survivor annuity requirements of Section 6.5, if applicable, payments shall begin as soon as administratively feasible after the Participant terminates. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first.

     (b) Notwithstanding the foregoing paragraph, if a Participant separates from Service with the Employer and the Participant's Nonforfeitable Account Balance determined under Section 9.2 is $3,500 or less, the Committee may direct the Trustee to make immediate distribution to the Participant in the form of a lump sum distribution; provided, however, the Trustee shall not make a lump sum distribution after benefit distributions have commenced, without the written consent of the Participant and spouse. For purposes of this paragraph, if the value of an Employee's vested Account Balance is zero (0), the Employee shall be deemed to have received a distribution of his or her vested Account Balance. Notwithstanding any contrary provision, if the Nonforfeitable Account Balance of a Participant exceeds $3,500, then the Trustee shall make no distribution without the Participant's and the spouse's consent pursuant to Article X until the later of attainment of age sixty-two (62) years or attainment of Normal Retirement Age. The foregoing sentence shall not apply after the death of the Participant.

     (c) If requested by a Participant and approved by the spouse in writing after the Participant has separated from Service with the Employer, the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance determined under Section 9.2 in the form of a lump sum distribution.

9.4. FORFEITURES

     A Participant to whom this Article applies shall forfeit that portion of the amount of the Individual Account to which the Participant is not entitled under Section 9.2 on the earlier of the date on which the Participant incurs five (5) consecutive One Year Breaks in Service or the date on which the Participant receives a Cashout Distribution (the Forfeiture Event). A Cashout Distribution means a lump sum distribution pursuant to Sections 9.3(b) and 9.3(c), that occurs no later than the last day of the second Plan Year following the Plan Year in which the Participant separates from Service. For purposes of this Section, a Participant who separates from Service without a Nonforfeitable percentage in the Participant's Employer Contribution Account shall be deemed to have received a distribution of the Nonforfeitable Account Balance on the date of separation from Service. The amount forfeited under this Section shall remain in the Trust Fund and shall be applied to restore the Individual Accounts of Former Participants pursuant to Sections 9.7 or 10.7, pay Plan fees and expenses, or reduce the Employer Non-Elective Contribution for the Plan Year during which the Forfeiture Event occurred. If any amounts remain unallocated, the additional amounts shall be allocated under Article V among the Individual Accounts of the remaining Participants as of the Anniversary Date coincident with or next following the Forfeiture Event.

9.5. DETERMINATION OF AMOUNT OF VESTED UNDISTRIBUTED ACCOUNT, FORFEITURE

     If the Trustee pays any amount outstanding to the credit of a Participant in the Participant's Individual Account while the Participant is not fully vested in the Individual Account, other than a Cashout Distribution defined in Section 9.4, and prior to the Anniversary Date on which the Participant shall incur five (5) consecutive One Year Breaks in Service, the value of his or her vested and undistributed Account shall be held in a separate account and shall be determined at any time prior to and including the Anniversary Date on which the Participant shall incur five (5) consecutive One Year Breaks in Service under the following formula:

                              X = P(AB + (RxD)) - (RxD).

     For this formula, the variables represent the following factors:

     X is the value of the vested portion of the Participant's Account;

     P is the Participant's Nonforfeitable percentage at the relevant time;

     AB is the Account Balance at the relevant time;

     D is the amount of the distribution; and

     R is the ratio of the Account Balance at the relevant time to the Account Balance after the distribution.

     The nonvested portion of the Participant's Individual Account shall be forfeited on the Anniversary Date on which the Participant incurs five (5) consecutive One Year Breaks in Service.

9.6. CREDITING YEARS OF VESTING SERVICE

     (a) If a Participant's Service with the Employer is terminated and the Former Participant receives a distribution from the Trustee and subsequently re-enters the Service of the Employer after incurring five (5) consecutive One Year Breaks in Service, the reemployed Participant's Years of Service after the break need not be taken into account to determine the Nonforfeitable percentage of the Participant's Account Balance derived from Employer Contributions which accrued before the Break in Service. Notwithstanding the foregoing sentence, any reemployed Participant's Years of Service prior to the Break in Service must be taken into account to determine the Nonforfeitable percentage of the Participant's Account Balance derived from Employer Contributions which accrued after the Break in Service; provided that, for vesting purposes, the pre-break Service shall not be taken into account until the Participant completes a Year of Service measured on a twelve (12) month Computation Period commencing with the date of re-employment of the Participant.

     (b) If a Participant's Service with the Employer is terminated and the Participant is reemployed by the Employer prior to incurring five (5) consecutive One Year Breaks in Service, the reemployed Participant shall continue to vest at the level in the vesting schedule in Section
          9.2 that the Participant had attained prior to termination in both the pre-separation and post-separation Account Balance.

9.7. RESTORATION OF ACCOUNT BALANCE

     If a partially vested Participant is reemployed after termination of employment, but prior to incurring five (5) consecutive One Year Breaks in Service, the Participant shall have the right to repay the amount previously distributed pursuant to Sections 9.3(b) or 9.3(c). If the Participant repays the entire amount previously distributed prior to the earlier of (a) incurring five (5) consecutive One Year Breaks in Service commencing after the withdrawal, or (b) five years after the first date on which the Participant is subsequently reemployed by the Employer, then the Committee shall restore to the Participant's Individual Account an amount equal to the amount forfeited under Section 9.4. The Committee will treat a non-vested Participant who is deemed to have received a distribution on the date of separation from Service of the Participant's Nonforfeitable Account Balance as having repaid the deemed distribution on the first date of the Participant's reemployment with the Employer. Restoration of the Participant's Account Balance includes restoration of all Code Section 411(d)(6) protected benefits pertaining to that restored Account under applicable Treasury regulations.


                                    * * * * * * *

                                      ARTICLE X

                              OPTIONAL FORMS OF BENEFIT


10.1.  OPTIONAL FORMS OF PAYMENT OF BENEFITS

       (a) Whenever a Participant, Former Participant or Beneficiary is entitled to receive a distribution of benefits, he or she may elect that benefits be paid in any one (1) or more of the following forms:

              (i) A lump sum, payable in cash, in kind or partly in cash and partly in kind, at the fair market value when distributed;

              (ii)   A transfer or rollover to:

                     (A)    another plan qualified under Code Section 401(a);

                     (B)    an individual retirement account defined in Code
                            Section 408(a); or

                     (C)    an individual retirement annuity defined in Code
                            Section 408(b).

              (iii) Periodic installments over the periods of time and in the amounts the Committee shall determine. The total payments for each year shall not be less than an amount sufficient to cause the Participant's Employer Contribution Account to be paid in full not later than the end of a period measured by the joint life expectancy of the Participant and Spouse. Notwithstanding the foregoing, the annual amount payable under this paragraph shall be at least as large as would be provided under a life annuity with a period certain extending to age eighty-five (85) years. Under no circumstances shall benefits be paid in the form of a life annuity. If the Trustee pays the Individual Account of a Participant, Former Participant or Beneficiary under an installment method prescribed in this paragraph, the Trustee shall invest and reinvest the entire unpaid balance remaining in the Individual Account from time to time and shall credit and charge the Individual Account its proportionate share of gains and losses of the Trust Fund under Article V until the entire Individual Account is paid pursuant to this Article.

       (b) The Participant shall be limited in the optional forms of payment of benefits to those which will result in the payment of greater than fifty percent (50%) of the anticipated benefits over the Participant's life expectancy. The purpose of this limitation is to ensure that death benefits will be incidental to retirement benefits under Revenue Ruling 72-241.

       (c) If the Participant so requests, the Committee may direct the Trustee to distribute any Contract, other than an annuity contract held for the Participant, to that Participant, provided that under no circumstances may the Trustee continue to pay premiums on the Contracts after the actual separation from Service of a Participant.

       (d) Notwithstanding the foregoing, a distribution made pursuant to this Section shall be subject to the immediate cashout provisions of Sections 9.3(b) and 9.3(c).

10.2.  DIRECT ROLLOVER OPTIONAL FORM OF BENEFIT

       (a) DIRECT ROLLOVER. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       (b)    DEFINITIONS

              (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

              (ii) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

10.3.  ELECTION TO DEFER RECEIPT OF BENEFITS

       Notwithstanding the foregoing, a Participant who leaves the employment of the Employer before his or her Normal Retirement Date or Early Retirement Date may elect to leave his or her Nonforfeitable Account Balance under the management of the Trustee until Normal Retirement Date or Early Retirement Date. The Trustee shall invest and reinvest and shall credit and charge the Individual Account with its proportionate share of gains and losses of the Trust Fund pursuant to Article V until the Nonforfeitable Account Balance is paid out to the Former Participant under this Article. Any election made under this Section shall be irrevocable and shall be made no later than fourteen (14) days before the electing Participant becomes entitled to receive his or her Nonforfeitable Account Balance in the Plan. Notwithstanding the foregoing, a Participant who has elected to leave his or her Nonforfeitable Account Balance under the management of the Trustee may later elect to have the Account Balance transferred to any pension or profit sharing plan maintained by another Employer in which the Participant has, at the time of the later election, become a participant under the transferee plan.

10.4.  ELECTION OF FORM OF PAYMENT OF BENEFITS

       (a) The Participant, Former Participant, or Beneficiary shall elect the form or forms of payment of benefits permitted in Section 10.1 which the Committee and Trustee shall implement. Not earlier than ninety (90) days, but not later than thirty (30) days, before the Participant's Annuity Starting Date, the Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section. The Participant's Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he or she attains the later of Normal Retirement Age or age 62.

       (b) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (i) the Plan Administrator clearly informs the Participant that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

       (c) If a Participant, Former Participant, or Beneficiary makes an election prescribed by this Section, the Committee will direct the Trustee to distribute the Participant's Nonforfeitable Account Balance pursuant to that election. Any election under this
              Section is subject to the mandatory distribution requirements of Sections 6.4 and 7.4 and the survivor annuity requirements of
              Section 6.5, if applicable. The Participant, Former Participant or Beneficiary must make an election under this Section by filing an election form with the Committee at any time before the Trustee otherwise would commence to pay a Participant's Account Balance under the applicable requirements of Articles VI, VII, VIII, IX, and X.

10.5.  MINORITY OR DISABILITY

       During the minority or disability of an individual entitled to receive benefits under this Plan, the Participant may elect to have the Committee instruct the Trustee to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual. Neither the Committee nor the Trustee shall be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, shall be conclusive to all interested parties.

10.6.  COMMENCEMENT OF PAYMENT OF BENEFITS

       Unless a Participant elects otherwise, payment of benefits shall commence not later than sixty (60) days after the end of the Plan Year in which the latest of the following events occur:

       (a) the day the Participant attains the earlier of age sixty-five (65) years or Normal Retirement Age;

       (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

       (c)    the day the Participant terminates employment with the Employer.

10.7.  UNCLAIMED ACCOUNT PROCEDURE

       The Plan does not require either the Trustee or the Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Articles VI, VII, VIII or IX, the Committee, by certified or registered mail addressed to his or her last known address of record with the Committee or the Employer, must notify any Participant, or Beneficiary, that he or she is entitled to a distribution under this Plan. The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of
       Article VI. If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Committee within (6) months from the date of mailing of the notice, the Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit to reduce the Employer's contribution for the Plan Year in which the forfeiture occurs. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury Regulations would permit the forfeiture. Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in combination or both), or in other fixed income investments.

       If a Participant or Beneficiary who has incurred a forfeiture of his or her Accrued Benefit under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Accrued Benefit, the Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year, then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration. The Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section apply solely to the Participant's or the Beneficiary's Accrued Benefit derived from Employer Contributions.

       Upon termination of the Plan, in lieu of the unclaimed account procedure set forth in this Section, Section 18.6 shall apply.

                                    * * * * * * *

                                      ARTICLE XI

                                     THE EMPLOYER


11.1.  EMPLOYER ACTION

       Whenever the Employer is permitted or required to do or perform any act under this Agreement, it shall be done and performed by a person duly authorized to do or perform the act by its legally constituted authority. The legally constituted authority of a corporation shall be the Board of Directors.

11.2.  PLAN AMENDMENT

       (a) At any time the Employer, by formal written action, may amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the following provisions of this Article.

       (b) The Employer must make all amendments in writing, signed by duly authorized persons with the legally constituted authority of the Employer and with the consent or approval, if any, as provided in this Section. An amendment shall become effective upon its delivery to the Trustee. Each amendment must state the date on which it is either retroactively or prospectively effective.

       (c) Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Agreement by the Employer shall:

              (i) operate retroactively to reduce or divest the then vested interest in any Individual Account or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants and Beneficiaries then having Individual Accounts or benefit payments affected thereby shall consent to the amendments or modifications;

              (ii) directly or indirectly affect any Participant's Nonforfeitable percentage outside the protection of Treasury Regulations Section 1.411(a)(8);

              (iii) decrease a Participant's accrued benefit, except to the extent permitted under Code Section 412(c)(8), and reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury regulations (An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either: (A) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations); or (B) except as provided by applicable Treasury regulations, eliminating an optional form of benefit. The Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Committee must disregard an amendment because the amendment would violate clause (A) or clause (B), the Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participant.); or

              (iv) affect the rights, duties or responsibilities of the Trustees, the Plan Administrator or the Committee without the written consent or approval of the Trustee, Administrator, or affected Committee member.

       (d) If the vesting schedule described in Section 9.2 is amended, a Participant's vested interest in any contribution to which the vesting schedule in Section 9.2 applied, shall not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption. A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where the language appears. If a Participant fails to make an election, then the Participant shall be subject to the new vesting schedule. The election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:

              (i)    the date of the adoption of the amendment;

              (ii)   the effective date of the amendment; or

              (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

11.3.  DISCONTINUANCE, TERMINATION OF PLAN

       (a) The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust created under this Agreement. The Plan will terminate on the first to occur of the following events:

              (i)    the date the Plan is terminated by action of the Employer;

              (ii) the date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

              (iii) the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Employer under this Plan.

       (b) Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants and Beneficiaries shall be and become fully vested and Nonforfeitable, notwithstanding the Nonforfeitable percentage which otherwise would apply under Article IX. The Trustee, in its discretion, may convert some or all of the Trust Fund to cash and shall deduct therefrom all unpaid charges and expenses, except as the same may be paid by the Employer. The Committee then shall adjust the balance of all Individual Accounts on the basis of the net cash balance and fair market value of all property in the Trust Fund. Thereafter, the Trustee shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Committee shall direct. Notwithstanding the foregoing, a distribution made because of a termination of the Plan shall be subject to the mandatory distribution requirements of Sections 6.4 and 7.4, the survivor annuity requirements of
              Section 6.5, if applicable, and the immediate cashout distribution provisions of Sections 9.3(b) and 9.3(c).

11.4.  PROHIBITION AGAINST REVERSION TO EMPLOYER

       Under no circumstances or conditions, other than those specifically provided herein, shall the Trust Fund or any portion thereof revert to the Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

11.5.  ADOPTION BY RELATED EMPLOYER

       Notwithstanding any contrary provision contained in this Agreement, with the written consent of the Plan Sponsor, any other association, corporation, or other business organization, which is a Related Employer may adopt this Plan and Trust in its entirety, participate herein and be known as a Participating Employer, by executing a properly authorized document evidencing the intent and will of the Participating Employer. Unless the context of this Agreement clearly indicates the contrary, the term "Employer" shall be deemed to include each Participating Employer relating to its adoption of the Plan.

11.6.  REQUIREMENTS FOR ADOPTION BY RELATED EMPLOYER

       The following requirements shall apply to any Participating Employer who elects to adopt this Plan pursuant to this Article:

       (a) Each Participating Employer shall be required to use the same Trustee as provided in this Agreement.

       (b) The Trustee may, but shall not be required to, commingle, hold and invest as one (1) Trust Fund all contributions made by Participating Employers and all increments thereof.

       (c) The transfer of any Participant from or to any corporation participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or a Participating Employer, shall not affect the Participant's rights under the Plan; all amounts credited to the Participant's Individual Account, all accumulated service with the transferor or Predecessor Employer, and the length of participation in the Plan shall continue to the Participant's credit.

       (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employees and Participants of the Participating Employer which employed the forfeiting Participant, except, if the Forfeiture is for an Employee whose Employer is a Related Employer, then the Forfeiture shall be allocated based on Annual Compensation to all Individual Accounts of Participating Employers who are Related Employers. Should an Employee of one ("First") Employer be transferred to a Related ("Second") Employer the transfer shall not cause the Employee's Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited. The Employee's Account Balance for all purposes of the Plan, including length of service, shall be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

       (e) Upon an Employee's transfer between Participating Employers, the Employee involved shall carry accumulated Years of Service for eligibility and vesting. No transfer shall effect a termination of employment under this Agreement and the Participating Employer to which the Employee transfers shall thereupon become obligated under this Agreement to the Employee in the same manner as the Participating Employer from whom the Employee transfers.

       (f) Any expenses of the Plan and Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Participating Employer bears to the total amount standing to the credit of all Participants.

       (g) Any contributions made by a Participating Employer under this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Agreement.

       (h) Based on information furnished by the Administrator, the Committee and the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and of the Account Balances of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts to evidence that a particular Participating Employer is the interested Employer under this Agreement, but upon an Employee's transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee of the transfer.

11.7.  PLAN SPONSOR AS AGENT OF PARTICIPATING EMPLOYER

       Each Participating Employer shall be deemed to be a part of this Plan; however, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Trustee, the Committee and the Administrator under this Agreement.

11.8.  PARTICIPATING EMPLOYER CONTRIBUTIONS

       (a) All contributions provided for in this Plan made by each Participating Employer who is a member of the same controlled group and/or affiliated service group shall be combined and allocated among the eligible Participants as if made by a single employer. The Participating Employers shall pay the contributions to the Trustee who shall hold the contribution for the exclusive benefit of the Employees (and their Beneficiaries) of the Participating Employers who are members of the same controlled group and/or affiliated service group, subject to all of the terms and conditions of this Plan.

       (b) All contributions made by a Participating Employer who is not a member of a controlled group and/or affiliated service group provided for in this Plan shall be determined separately on the basis of its net profit and total Annual Compensation paid. The Participating Employer shall pay the contributions to the Trustee who shall hold the contribution for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all of the terms and conditions of this Plan.

11.9.  AMENDMENT BY PLAN SPONSOR, PARTICIPATING EMPLOYERS

       Amendment of this Plan by the Plan Sponsor at any time when there shall be a Participating Employer under this Agreement shall be effective only upon the written action of each and every Participating Employer and with the consent of the Trustee where the consent is necessary under this Agreement.

11.10. REVOCATION OF PARTICIPATION BY PARTICIPATING EMPLOYER

       Any Participating Employer shall be permitted to discontinue or revoke its participation in this Plan. Upon any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of the Participating Employer to the new plan as shall have been designated by the Participating Employer, if it has established a separate employee benefit pension plan for its employees. If no successor plan is designated, the Trustee shall retain the assets for the Employees of the Participating Employer under Article
       X. No part of the corpus or income of the Trust Fund relating to the Participating Employer shall be used for or diverted to purposes other than the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees.

11.11. AUTHORITY OF ADMINISTRATOR OVER PARTICIPATING EMPLOYERS

       The Administrator shall have the authority to make any and all necessary rules or regulations binding on all Participating Employers and all Participants and Beneficiaries to effectuate the purposes of this Article.

11.12. DEFICIENCY OF EARNINGS OR PROFITS

       If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it otherwise would have made under the Plan because of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which the Participating Employer was prevented from making may be made for the benefit of the participating Employees of the Participating Employer by the other Participating Employers who are Related Employers. The contribution by each other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this Section, which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this Section. A Participating Employer on behalf of whose Employees a contribution is made under this Section shall not reimburse the contributing Participating Employer unless it has otherwise agreed to do so in writing.


                                    * * * * * * *

                                     ARTICLE XII

                                    THE COMMITTEE


12.1.  COMMITTEE APPOINTMENT

       The Employer shall appoint a Committee consisting of one (1) or more members. The Employer may remove any member of the Committee at any time and a member may resign by written notice to the Employer. Any vacancy in the membership of the Committee shall be filled by appointment made by the Employer, but pending the filling of any vacancy, the then members of the Committee may act under this Agreement as though they alone constitute the full Committee. The Employer shall notify the Trustee promptly of the appointment of the original Committee and of any change in the membership of the Committee.

12.2.  COMMITTEE ACTION AND PROCEDURE

       (a) Any and all acts and decisions of the Committee shall be by at least a majority of the then members. The Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept the notice, document or act without question as having been authorized by the Committee.

       (b) The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the then members shall be sufficient.

       (c) The Committee shall maintain adequate records of its decisions, which records shall be subject to inspection by the Employer and by any Participant, Former Participant, or Beneficiary, but only to the extent that they apply to the individuals.

       (d) The Committee may designate one (1) of its members as Chairman and one (1) of its members as Secretary and may establish policies and procedures governing it if they are consistent with this Agreement.

12.3.  COMMITTEE POWERS AND DUTIES

       The Committee shall perform the duties and may exercise the powers and discretion given to it in this Agreement, and its decisions and actions shall be final and conclusive regarding all persons affected thereby. The Committee shall exercise its discretion at all times in a nondiscriminatory manner. Subject to any limitations stated in this Agreement, the Committee is authorized and empowered with the following powers, rights, and duties:

       (a)    To select a Secretary, who need not be a member of the Committee;

       (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account Balance and the Nonforfeitable percentage of each Participant's Accrued Benefit;

       (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Agreement;

       (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

       (e) To direct the Trustee concerning the crediting and distribution of the Trust;

       (f) To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

       (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

       (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

       (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Trustee with respect to acquisition or disposition, of any Plan asset under its control;

       (j) To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

       (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with applicable Code provisions.

       The Committee must exercise all of its powers, duties, and discretion under the Plan in a uniform and nondiscriminatory manner.

12.4.  COMMITTEE RELIANCE

       The Trustee may rely without question on any notices or other documents received from the Committee. The Employer shall furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Agreement. The Committee may rely without question on any data or information furnished by the Employer.

12.5.  COMMITTEE AUTHORITY

       Any and all disputes which may arise involving Participants, Former Participants, Beneficiaries and/or the Trustee shall be referred to the Committee, and its decisions shall be final and conclusive regarding all affected persons. Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Agreement, the decision of the Committee on any issue shall be final.

12.6.  CONFLICTS IN INTEREST

       Notwithstanding any other provisions of this Agreement, no member of the Committee shall vote or act on any matter involving the Committee member's rights, benefits or other participation under this Agreement.

12.7.  APPOINTMENT OF AGENT AND LEGAL COUNSEL

       The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of counsel. All reasonable expenses incurred by the Committee shall be paid by the Employer.

12.8.  APPOINTMENT OF INVESTMENT MANAGER

       The Committee may delegate investment management authority pertaining to all or a portion of the Plan assets by appointing an Investment Manager(s) and may authorize payment of the fees and expenses of the Investment Manager(s) from the Plan assets. For purposes of this Agreement, any Investment Manager so appointed shall, during the period of appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Committee) regarding the investment or reinvestment of that portion of the Plan assets over which the Investment Manager has investment management authority. An Investment Manager must be one (1) of the following:

       (a) an Investment Advisor registered under the Investment Advisors Act of 1949;

       (b)    a bank, as defined in the Investment Advisors Act of 1940; or

       (c) an insurance company qualified to manage, acquire, or dispose of Plan assets under the laws of more than one (1) state.

       Any Investment Manager shall acknowledge in writing to the party making the appointment and to the Trustee that it is a fiduciary respecting the Plan. During any period when the Investment Manager is appointed and serving, and regarding those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility shall be limited to holding assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing investment instructions only as directed by the Investment Manager. Any certificates or other instrument duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager regarding the investment of those assets of the Plan over which the Investment Manager has investment management authority, shall be accepted by the Trustee as conclusive proof thereof. The Trustee also shall be fully protected in acting in good faith on any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and to be from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee shall not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith on direction of the Investment Manager.

12.9.  QUARTERLY ACCOUNTING

       As soon as administratively feasible after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the applicable Labor regulations and at least annually, the Committee shall advise each Participant, Former Participant and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant's Individual Accounts and the other information ERISA requires to be furnished. No Participant except a member of the Committee shall have the right to inspect the records reflecting the Individual Accounts of any other Participant.

12.10. FUNDING POLICY

       The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.


                                     * * * * * *

                                     ARTICLE XIII

                                    ADMINISTRATION


13.1.  ADMINISTRATOR APPOINTMENT

       The Employer shall be the Administrator of this Plan and shall be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA, the Code and the respective regulations. The Employer may delegate any of its duties and responsibilities as Administrator to the Committee. Service of process on the Plan or Trust may be obtained by personal service on the Employer or any Committee member.

13.2.  SUMMARY PLAN DESCRIPTION

       The Administrator shall furnish a summary plan description to each Participant within ninety (90) days after becoming a Participant and to each Beneficiary receiving benefits under the Plan within ninety (90) days after beginning to receive benefits. Every fifth (5th) year after the Effective Date of the Plan, the Administrator shall furnish an updated summary plan description, which integrates all amendments made within the five (5) year period, to each Participant and Beneficiary receiving benefits. If no amendments have been made within the five (5) year period, the Administrator shall furnish the updated summary plan description only every tenth (10th) year. If there is a modification or change in the Plan, the Administrator shall furnish to each Participant and each Beneficiary who is receiving benefits, a summary description of the change or modification not later than two hundred ten (210) days after the end of the Plan Year in which the change is adopted.

13.3.  SUMMARY ANNUAL REPORT

       The Administrator shall furnish to each Participant and each Beneficiary receiving benefits a summary of the Annual Return/Report of the Plan containing a statement of the Plan assets and liabilities, receipts and disbursements and other information fairly summarizing the Plan's financial statement within two hundred ten (210) days after the close of each Plan Year, or an extended period as may be permitted by the Secretary of Labor.

13.4.  INDIVIDUAL BENEFIT STATEMENTS

       The Administrator shall furnish to any Participant or Beneficiary receiving benefits, who requests in writing, a statement reporting the total benefits accrued and the Nonforfeitable benefits, if any, which have accrued or the earliest date on which benefits will become Nonforfeitable. In no event shall a Participant or Beneficiary be entitled to receive the report described in this Section more than once in every twelve (12) month period.

13.5.  COPIES OF ADDITIONAL DOCUMENTS

       Upon written request from a Participant or Beneficiary receiving benefits, the Administrator shall furnish a copy of any one (1) or all of the following documents: the latest updated summary plan description, the latest annual report, any terminal report, Trust agreement, contract or other instruments under which the Plan was established or is operated. The Administrator may make a reasonable charge to cover the cost of furnishing complete copies.

13.6.  DOCUMENTS AVAILABLE FOR EXAMINATION

       Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated shall be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits. Examination may be made during reasonable hours in person or by agent, accountant or attorney.

13.7.  NOTICE OF PARTICIPANT RIGHTS UNDER ERISA

       The Committee shall furnish to each Participant and to each Beneficiary receiving benefits information on their rights under the Plan and how the rights may be protected by law.

13.8.  NOTICE TO PARTICIPANT ON PARTICIPANT TERMINATION

       The Administrator shall furnish a statement to a Participant who terminated Service with the Employer for any of the reasons set forth in Articles VI through IX, describing the nature, amount and form of the Nonforfeitable Account Balance, if any, to which the Participant is entitled as soon as administratively feasible after the close of the Plan Year in which the Participant terminated Service.

13.9.  NOTICE TO TRUSTEE ON PARTICIPANT TERMINATION

       (a) As soon as practicable after a Participant terminates Service with the Employer for any of the reasons set forth in Articles VI through IX, the Committee shall give written notice to the Trustee, including the following information and directions which may be necessary or advisable under the circumstances:

              (i)    name and address of the Participant;

              (ii) reason the Participant terminated Service with the Employer;

              (iii) name and address of the Beneficiary or Beneficiaries of a deceased Participant;

              (iv) Nonforfeitable percentage or amount to which the Participant is entitled on termination of employment pursuant to Article IX; and

              (v) time, manner and amount of payment to be made pursuant to the Participant's election under Article X.

              If a Former Participant or Beneficiary dies, the Committee shall give like notice to the Trustee, but only if the Committee learns of the death.

       (b) At any time and from time to time after giving the notice provided under this Section, the Committee may modify the original notice or any subsequent notice by a further written notice or notices to the Trustee, but any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.

       (c) A copy of each notice provided under this Section shall be mailed by the Committee to the Participant, Former Participant or Beneficiary involved, but the failure to send or receive the copy shall not affect the validity of any action taken or payment made pursuant thereto.

       (d) Upon receipt of any notice provided under this Section, the Trustee shall promptly take any action and make any payments directed in the notice. The Trustee may rely on the information and directions in the notice absolutely and without question. However, the Trustee may inform the Committee of any error or oversight which the Trustee believes to exist in any notice.

13.10. CLAIM FOR BENEFITS

       Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Agreement, the Committee and the Trustee will automatically initiate procedures to provide for the payment of the benefits. If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Agreement and no action is forthcoming from the Committee or the Trustee, then the Participant or Beneficiary may file a written claim for benefits with the Committee or the Trustee.

13.11. APPEAL FOR DECISION OF COMMITTEE

       (a) If any Participant or Beneficiary files a claim for benefits under this Plan ("Claimant") and the claim is denied in whole or in part, the Administrator shall give notice of the decision to the Claimant in writing setting forth:

              (i)    the specific reasons for the denial;

              (ii) a specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

              (iii) a description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefor; and

              (iv) that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within seventy-five (75) days after receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the seventy-five
                     (75) day period will render the Committee's determination final, binding and conclusive.

       (b) The written notice shall be given to the Claimant as soon as administratively feasible after the decision is made, but not later than sixty (60) days after the claim is filed. The Claimant shall have the right to be represented, to review pertinent documents and to present written and oral evidence.

       (c) If the Claimant should appeal to the Committee, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent. The Committee shall render the decision on the review and shall set forth the specific reasons for the decision with specific references to pertinent provisions. The Committee shall render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension which shall not exceed an additional sixty (60) days.

                                    * * * * * * *


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                                     ARTICLE XIV

                                     THE TRUSTEE


14.1.  ACCEPTANCE OF TRUST

       The Trustee accepts the Trust created under this Agreement and agrees to perform the obligations imposed.

14.2.  GENERAL TRUSTEE DUTIES

       The Trustee is accountable to the Employer for the funds contributed to the Trust Fund by the Employer but does not have any duty to ascertain that the contributions received comply with Plan provisions. The Trustee shall maintain adequate books and records reflecting all transactions affecting the Trust Fund, which books and records shall be open at all reasonable times for the inspection of the Employer and the Committee or their authorized representatives. Furthermore, the Trustee shall furnish the Committee, at least annually, statements showing the assets then held in the Trust Fund and showing all transactions in the Trust Fund since the last preceding statement. Each statement shall be conclusive and final as between the Trustee and all interested parties unless the Committee delivers written objections to the statement to the Trustee within sixty (60) days after receipt of such statement.

14.3.  BONDING

       Any Trustee shall comply with the fiduciary bonding requirements of ERISA
       Section 412 unless specifically exempt.

14.4.  COMPENSATION

       The Trustee shall be paid reasonable compensation commensurate with the services and responsibilities involved under this Agreement from time to time. The Employer shall pay the Trustee's compensation, but, if not so paid, the Trustee may pay itself from the Trust Fund. No Trustee who already receives full-time pay from the Employer shall receive any compensation except as provided in the following Section.

14.5.  PAYMENT OF EXPENSES

       The Trustee may employ counsel, brokers or agents and may pay for their services and any other reasonable expenses incurred by the Trustee from the Trust Fund.

14.6.  INVESTMENT POWERS

       The Employer designates the Trustee to administer the Trust as a nondiscretionary Trustee. The Trustee will not have any discretion or authority regarding investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. Subject to any limitations stated in this Agreement, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as a directed trustee according to the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Committee or Participant direction of investment):

       (a) To hold, manage, control, collect, and use the Trust Fund pursuant to the terms of this Agreement under the direction of the Named Fiduciary;

       (b) To invest, reinvest, pay, expend or otherwise apply the Trust Fund for any purpose, in any manner, and in any kind of property, real, personal or mixed, wherever situated, whether or not productive of income or whether consisting of wasting assets, of any description whatsoever (including without limitation, oil, gas and other mineral leases, royalties, overriding royalties, and other interests, stocks, common or preferred, securities, bonds, notes and debentures, convertible stock and securities [including securities and stock of the Trustee or an affiliate to the extent consistent with Section 113.055 of the Texas Trust Code], or any other interest in any corporation, leaseholds, mortgages [including, without limitation, any collective or part interest in any bond and mortgages, or note and mortgages], certificates of deposit or time deposits [including any deposit with any bank serving as Trustee, or an affiliate, hereunder if the deposits bear a reasonable rate of interest], shares of investment trusts or companies and mutual funds, interests in partnerships and trusts, interests or shares of "Massachusetts Business Trusts," and contracts), and to make any other investments the Named Fiduciary deems appropriate. As the Named Fiduciary directs in writing, the Trustee may make or hold investments of any part of the Trust Fund in common or undivided interests with other persons or entities, including an undivided interest in any property in which the Trustee, individually or otherwise, may hold an undivided interest, and may buy, sell and deal with any person or entity regardless of any relationship of the Trustee or an Employee to the person or entity unless the action would constitute a prohibited transaction under ERISA or the Code. Except as required by ERISA, the investment powers shall not be restricted to any class of investments which fiduciaries under any character of trust are permitted by law or any regulation to make, and may be exercised without any regard to any requirements of diversification of kind or amount;

       (c) To invest in insurance contracts at the direction of the Committee or Participants subject to the limitations contained in this Article regarding individual direction of investment and Article XV regarding Contracts. To the extent directed by the Committee, the Trustee may buy investment insurance contracts, and may buy ordinary, group, and term life insurance contracts (and shall be the sole and exclusive beneficiary under the contracts) on the life of any officer or Employee of the Employer, which insurance, and including proceeds, dividends or refunds thereof, shall be treated as any other investment of the Trust Fund;

       (d) To assume indebtedness, lend or borrow money in any manner, including by joint and several obligations, with or without security, under the terms, regardless of the duration of the Trust created by this instrument, and to mortgage (including the making of purchase money mortgages), pledge, or in any other manner encumber all or any part of the Trust Fund, as the Named Fiduciary may deem advisable;

       (e) To exchange, sell, partition or lease (including leases for terms exceeding the duration of the Trust created by this instrument) for cash, property or credit, on the terms and conditions, all or any part of the assets of the Trust Fund as the Named Fiduciary directs in writing;

       (f) To partition any property or interest held as part of the Trust Fund, and to pay or receive money or property necessary or advisable to equalize differences; to credit the Trust and to make any distribution from the Trust Fund in cash or in kind (including an undivided interest in any property), or both, as directed by the Committee, and to value any property belonging to the Trust Fund;

       (g) To execute lease, pooling or unitization agreements (including agreements extending beyond the terms of the Trust created by this instrument) regarding any mineral or royalty interests held or acquired by the Trust Fund; to drill or contract for the drilling of wells for oil, gas or other minerals; to make dry hole or bottom hole contributions; to enter into any operating agreements regarding any mineral leases or properties held or acquired by the Trust Fund as the Named Fiduciary directs in writing; and generally, regarding oil, gas and other mineral properties and operations, to enter into the agreements and to do all other things (whether or not presently recognized as common or proper practice) as the Named Fiduciary may deem to be advantageous;

       (h) To vote in person or by proxy, with or without power of substitution, any stocks, bonds or other securities held by it; to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments thereof, if the exercise of any of these powers is at the direction of the Named Fiduciary;

       (i) To hold uninvested, in cash, without liability for interest thereon, any reasonable amount of money until it shall be reinvested or distributed from the Trust, and to deposit any cash held in the Trust Fund in a bank account at reasonable interest as the Named Fiduciary directs in writing;

       (j) To cause any investment to be registered and held in the name of the nondiscretionary Trustee one or more of its nominees, or in the nominee of any system for the centralized handling of securities, or in bearer or Federal Reserve Book-Entry form, without any increase or decrease of liability as the Named Fiduciary may deem best, with or without disclosing the custodial relationship;

       (k) To combine into a single trust (i) the assets of the Trust Fund and (ii) the assets of any other trusts having trust provisions substantially identical to the trust provisions in this Plan, if each other trust is a "qualified trust" under Code Section 401(a) and is maintained for another plan of the Employer; or to administer jointly the Trust Fund and the assets of any other trusts if deemed desirable by the Trustee;

       (l) To begin, join in, maintain, defend, compromise, submit to arbitration, settle, or abandon any litigation, claim, obligation or controversy in favor of or against the Trust Fund, all in the name of the Named Fiduciary and without the joinder of any Participant except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction;

       (m) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction as the Named Fiduciary directs in writing;

       (n)    To file all tax returns required of the Trustee;

       (o) To furnish to the Named Fiduciary, the Employer, the Administrator, and the Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements, and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Named Fiduciary, the Employer, the Administrator and the Committee, except for any act or transaction concerning which the Named Fiduciary, the Employer, the Administrator or the Committee files with the Trustee written exceptions or objections within ninety
              (90) days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object;


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

       (p) To perform any and all other acts in its judgment the Named Fiduciary deems necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

       (q) To employ accountants, lawyers, brokers, banks, investment counsel or other agents or employees and to delegate to them the duties, rights, and powers of the Trustee (including the power to vote shares of stock) that the Named Fiduciary deems advisable in administering the Trust Fund;

       (r) To appoint any person or corporation in any state of the United States to act as Ancillary Trustee for any portion of the Trust Fund as the Named Fiduciary directs in writing. Any Ancillary Trustee shall have the rights, powers, duties and discretions delegated to it by the Named Fiduciary, but shall exercise the same subject to the limitations or further directions of the Named Fiduciary as shall be specified in the instrument evidencing its appointment. Any Ancillary Trustee shall be accountable solely to the Named Fiduciary and shall be entitled to reasonable compensation;

       (s) To exercise all the rights, powers, options, and privileges now or hereafter granted to trustees under the Texas Trust Code, and any amendments thereto, except those which conflict with the terms of this Agreement or ERISA, provided the exercise of any powers is at the direction of the Named Fiduciary.

       (t) To acquire or hold qualifying employer securities, defined in ERISA Section 407(d)(5), or qualifying employer real property, defined in ERISA Section 407(d)(4), of an Employer not to exceed a stated percentage, if any, of the Trust Fund and such additional authority as enumerated above under the description of the Trustee's authority, to the extent necessary and convenient to carry out its duties.

14.7.  INVESTMENT OF EMPLOYER NON-ELECTIVE CONTRIBUTION

       Such portion of the Employer Non-Elective Contributions in cash, to the extent directed by the Board of Directors of the Employer, shall be invested by the Trustee in Employer Securities, as defined in Section 1.20, as soon as administratively feasible after receipt.

14.8.  APPOINTMENT OF CUSTODIAN/NONDISCRETIONARY TRUSTEE

       (a) APPOINTMENT. The Employer may appoint a Custodian under the Plan, the acceptance by the Custodian indicated on the execution page of this Agreement. A Custodian has the same powers, rights, and duties as a nondiscretionary Trustee, described in Section 14.6. The Custodian accepts the terms of the Plan and Trust by executing the Agreement. Any reference in the Plan to a Trustee also is a reference to a Custodian where the context of the Plan dictates.
              A limitation of the Trustee's liability by Plan provision also acts as a limitation of the Custodian's liability. Any action taken by the Custodian at the discretionary Trustee's direction satisfies any provision in the Plan referring to the Trustee's taking that action.

       (b) MODIFICATION OF POWERS/LIMITED RESPONSIBILITY. The Employer and the Custodian or nondiscretionary Trustee, by letter agreement, may limit the powers of the Custodian or nondiscretionary Trustee to any combination of powers listed within Section 14.6. If there is a Custodian or a nondiscretionary Trustee under the Employer's Plan, then the Employer, in adopting this Plan acknowledges the Custodian or nondiscretionary Trustee has no discretion concerning the investment or re-investment of the Trust Fund and that the Custodian or nondiscretionary Trustee is acting solely as custodian or as directed trustee with respect to the assets comprising the Trust Fund.

       (c) LIMITATION OF POWERS OF CERTAIN CUSTODIANS. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then paragraphs (b), (c), (d), (e), (g), (h), and (k) of
              Section 14.6 do not apply to that bank and that bank only has the power and authority to exercise the remaining powers, rights and duties under Section 14.6.

       (d) NAMED FIDUCIARY/LIMITATION OF LIABILITY OF NONDISCRETIONARY TRUSTEE OR CUSTODIAN. Under a nondiscretionary Trustee designation, the Named Fiduciary under the Employer's Plan has the sole responsibility for the management and control of the Employer's Trust Fund, except regarding a Plan asset under the control or direction of a properly appointed Investment Manager or regarding a Plan asset properly subject to Participant or Committee direction of investment. If the Employer appoints a Custodian, the Named Fiduciary is the discretionary Trustee.
              Under a nondiscretionary Trustee designation, unless the Employer designates in writing another person or persons to serve as Named Fiduciary, the Named Fiduciary under the Plan is the president of a corporate Employer, the managing partner of a partnership Employer or the sole proprietor, as appropriate. The Named Fiduciary will exercise its management and control of the Trust Fund through its written direction to the nondiscretionary Trustee or to the Custodian, whichever applies to the Employer's Plan.

              The nondiscretionary Trustee or Custodian has no duty to review or to make recommendations regarding investments made at the written direction of the Named Fiduciary. The nondiscretionary Trustee or Custodian must retain any investment obtained at the written direction of the Named Fiduciary until further directed in writing by the Named Fiduciary to dispose of the investment. The nondiscretionary Trustee or Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any written direction described in this paragraph. Furthermore, the Employer agrees to indemnify and to hold the nondiscretionary Trustee or Custodian harmless from any damages, costs or expenses, including reasonable counsel fees, which the nondiscretionary Trustee or Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee's or Custodian's compliance with any written direction described in this paragraph.


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

14.9.  INVESTMENT IN COMMON TRUST FUND AND GROUP TRUST FUND

       The Trustee is authorized, pursuant to written directions of the Named Fiduciary, to invest all or any portion of the assets comprising the Trust Fund in any common trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code
       Section 401(a). The authorization applies solely to a common trust fund the Trustee, any affiliate, or its agent, maintains and only if the common trust fund: (a) is exempt from taxation under Code Section 584 or under Code Section 501(a); (b) expressly limits participation to pension and profit sharing trusts which are exempt under Code Section 501(a) for qualifying under Code Section 401(a); (c) prohibits that part of its corpus or income which equitably belongs to any participant trust from being used for or diverted to any purposes other than for the exclusive benefit of the Employees or their Beneficiaries who are entitled to benefits under such participating trust; (d) prohibits assignment by participating trust of any part of its equity or interest in the group trust; and (e) the sponsor of the group trust created or organized the group trust in the United States and maintains the group trust at all
       times as a domestic trust in the United States.   The provisions of the
       common trust fund agreement, as amended by the Trustee from time to time, are by this reference incorporated within this Agreement. The provisions of the common trust fund shall govern any investment of Plan assets in that fund. In addition, the Trustee shall have the power, pursuant to written directions of the Named Fiduciary, to invest all or any part of the Trust Fund in any single, collective, or common trust fund permitted for employee benefit plans qualified under Code Section 401(a), as amended, maintained by the Trustee or its affiliates. Specifically, the Trustee may invest and reinvest the assets transferred to it in an interest in any group trust fund that has been or shall be created and maintained by the Trustee or its affiliates as trustee for the collective investment of funds of trust for employee benefit plans qualified under Code Section 401(a), as amended, and to the extent required by Revenue Ruling 81-100 and further to the extent consistent with this Agreement, the instrument creating such trust fund, together with any amendments thereto, is hereby incorporated and made a part of this Agreement.

14.10. RELIANCE BY TRUSTEE

       The Trustee may rely on any notice, certificate, letter, telegram, facsimile or other paper or document believed by it to be genuine or on any evidence believed by it to be sufficient in making any payment or in taking any action whatsoever under this Agreement.

14.11. DELEGATION OF AUTHORITY AMONG TRUSTEES

       At any time and from time to time, the Trustee is authorized to delegate to any Co-Trustee the exercise of any or all powers or duties, discretionary or otherwise, and to revoke any delegation at will. The delegation of any power, and also the revocation of any delegation, shall be evidenced by an instrument in writing, executed and acknowledged and delivered to the Co-Trustee to whom the power or duty may have been delegated. So long as any delegation is in effect, any of the powers or duties, discretionary or otherwise, thereby granted and so delegated may be exercised or carried out and action may be taken by the Co-Trustee with the same force and effect as if the Trustee joined in the exercise of the power and/or taking of the action. Any person or corporation dealing with the Trustee may rely on the certification of the Co-Trustee to whom the power or duty has been delegated that the Co-Trustee has full authority to act.




14.12. APPOINTMENT OF ANCILLARY TRUSTEE

       Whenever and as often as the Named Fiduciary deems such action desirable, the Trustee may appoint, by written instrument, pursuant to written directions of the Named Fiduciary, any person or corporation in any state of the United States to act as Ancillary Trustee with respect to any portion of the Trust Fund assets then held or about to be acquired on behalf of the Trustee. Each Ancillary Trustee shall have the rights, duties and discretionary powers delegated to it by the Trustee, but shall exercise them subject to the limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. The Ancillary Trustee may resign or may be removed by the Trustee, as directed by the Named Fiduciary, regarding all or any portion of the assets so held at any time or from time to time, by written instrument delivered one to the other, and the Trustee may thereupon appoint another Ancillary Trustee or successor, as directed by the Named Fiduciary, to whom the assets shall be transferred, or may itself receive the assets in termination of the ancillary trusteeship to that extent. The Ancillary Trustee shall be accountable solely to the Trustee and shall be entitled to reasonable compensation.

14.13. REMOVAL OR RESIGNATION OF TRUSTEE

       The Employer may remove any Trustee at any time by sixty (60) days written notice to the Trustee, and any Trustee may resign at any time by sixty (60) days written notice to the Employer. Upon the removal or resignation of the Trustee, the Employer shall appoint a Successor Trustee. The receipt by the Successor Trustee of all securities, property and money then held hereunder shall be a full and complete acquittance and discharge of the Trustee who has been removed or resigned.

14.14. MULTIPLE TRUSTEES

       If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund, or any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.


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

14.15. SEPARATE INVESTMENT FUNDS

       (a) The Plan Committee will select the Investment Funds available under the Plan in a separate written Investment Policy and is delegated the authority to direct the Trustee to invest Trust assets in one or more of such Investment Funds. The Committee shall maintain such Investment Funds in accordance with the Employer's written Investment Policy. The Investment Funds selected by the Committee shall be communicated to Participants in writing. The number and composition of the Investment Funds may be changed from time to time. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

              (i) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

              (ii) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code Sections 401(a) and 501(a);

              (iii) individual equity and fixed income securities which are readily tradeable on the open market;

              (iv) guaranteed investment contracts issued by a bank or insurance company;

              (v)    Employer Securities.

              All Individual Accounts shall be allocated by the Committee to the Plan's Investment Funds specified in a separate written Investment Policy. Dividends, interest and other distributions shall be reinvested in the same Investment Fund from which received.

              Except as provided hereafter in this Section, the assets of each such Investment Fund shall be invested exclusively in shares of the registered investment company designated by the Board, provided that such shares constitute securities described in ERISA
              Section 401(b)(1). Amounts in any such Investment Fund in amounts estimated by the Trustee to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts which the Trustee deems to be in the best interest of the Participants, may be retained by the Trustee in cash or invested temporarily.

       (b) Each Participant shall by written or telephonic direction to the Committee, direct that the contributions made to his or her accounts for which the Participant may direct investments be invested in one or more of the Investment Funds chosen by the Employer in a separate written Investment Policy as investment vehicles for the Trust Fund. The Participant's direction shall include the percentage of his or her accounts to be invested pro rata in each such Investment Fund.

       (c) A Participant may change an investment direction with respect to future contributions. A Participant may elect to transfer all or a portion of such Participant's interest in each Investment Fund (based on the value of such interest on the date immediately preceding such election) to any other of the Investment Funds selected by the Employer.

14.16. COMPOSITION AND MAXIMUM PERMITTED INVESTMENT IN EMPLOYER SECURITIES

       The Employer Securities Fund shall be comprised of Employer Securities and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

14.17. INDIVIDUAL DIRECTION OF INVESTMENT

       A Participant may elect to have all or any portion of his Individual Accounts invested in one or more Investment Funds established hereunder; provided, however, that such election shall apply either equally to existing Individual Accounts, or current contributions made on behalf of or by Participants or both, as the Participant shall so direct. Such election shall be expressed in terms of the percentage amount of the Individual Accounts to be allocated pro rata to each Investment Fund. To the extent a Participant fails to direct the investment of all or any portion of his account, it shall be invested in the Investment Fund or Funds selected by the Committee. Upon a Participant's termination of employment or cessation of participation for any reason, including death, total and permanent disability or retirement, if payment of such Participant's Individual Accounts is to be deferred, such Participant shall no longer have the right to direct the investment of his Individual Accounts. Individual Accounts shall be invested in the Investment Fund(s) selected by the Committee.

14.18. CHANGE OF INVESTMENT DESIGNATION

       A Participant may change telephonically such Participant's designation of the manner for investment of such Participant's existing Individual Accounts or current contributions made on behalf of or by the Participant or both to any other manner permitted hereunder. The change shall be applicable to contributions made after the date the change was entered in the voice response system, or to the interest of the Participant in each Investment Fund, as of the date the application for change shall have become effective, as the case may be. In order to comply with applicable federal or state securities laws, the Committee may establish such rules with respect to


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

       the change of investment designation by participants as it shall deem necessary or advisable to prevent possible violations of such laws.

14.19. VALUATION OF INVESTMENT FUNDS AND INDIVIDUAL ACCOUNTS

       (a) As of each Accounting Period ending on the Accounting Date, the Committee shall determine the fair market value of each Investment Fund being administered by the Trustee. With respect to each such Investment Fund, the Committee shall determine (a) the change in value between the current Accounting Period and the then last preceding Accounting Period, (b) the net gain or loss resulting from expenses paid (including fees and expenses, if any, which are to be charged to such Fund) and (c) realized and unrealized gains and losses.

              The transfer of funds to or from an Investment Fund pursuant to
              Section 14.17 and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be gains, expenses or losses of an Investment Fund.

              After each Accounting Period, the Committee shall allocate the net gain or loss of each Investment Fund on the Accounting Date to the accounts of Participants participating in such Investment Fund on such Accounting Date. Contributions and rollovers received and credited to Participants' accounts as of such Accounting Date, or as of an earlier date since the last preceding Accounting Period shall not be considered in allocating gains or losses allocated to Participants' accounts.

       (b) The reasonable and equitable decision of the Committee as to the value of each Investment Fund, and of any Individual Account as of each Accounting Period shall be conclusive and binding upon all persons having any interest, direct or indirect, in the Investment Funds or in any account.

14.20. INDEMNIFICATION OF OFFICER/DIRECTOR TRUSTEE

       The Employer shall indemnify and save harmless any Trustee who is an Officer or Director of the Employer ("Officer/Director Trustee") from and against any and all loss resulting from liability to which the Trustee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence unless done with knowledge and consent or at the direction of the Board of Directors of the Employer) in its official capacity in the administration of the Plan and Trust, including all court costs and other expenses reasonably incurred in the Officer/Director Trustee's defense, in the event that the Employer fails to provide such defense. The indemnification provisions of this Section do not relieve the Trustee from any liability under ERISA that may result from breach of a fiduciary duty. The indemnification provisions of this Section do not relieve the Officer/Director Trustee from any liability determined by a court of competent jurisdiction from which no appeal can be taken pursuant to a final judgment that the actions or omissions were the result of gross negligence or willful misconduct, unless such actions or omissions were done with the knowledge and consent or at the direction of the Board of Directors of the Employer. The Officer/Director Trustee and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section, provided that the letter agreement is consistent with and does not violate ERISA and Texas law.

                                    * * * * * * *

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                                      ARTICLE XV

                                 INSURANCE CONTRACTS


15.1.  INVESTMENT IN INSURANCE CONTRACTS FOR THE BENEFIT OF THE TRUST FUND

       At the written direction of the Committee, the Trustee shall have the right to apply for and pay premiums on Contracts for the benefit of the Trust Fund as a whole. The Contracts may be on the lives of any persons in whom there is an insurable interest, including Participants. The Employer shall direct the Trustee regarding the insurance company and insurance agent through which the Trustee shall purchase the Contracts, the amount of the coverage and the applicable dividend plan.

15.2.  OWNERSHIP OF CONTRACTS FOR THE BENEFIT OF THE TRUST FUND

       (a) Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary of the insured for the Trust Fund.

       (b) All Contracts owned by the Trustee for the benefit of the Trust Fund as a whole shall be treated as investments of the Trust Fund. The cash value of the Contracts shall be used in valuing the Trust Fund, and all premiums paid thereon by the Trustee shall be charged to the Trust Fund and shall not be charged to any Individual Accounts. All dividends, death benefits and other payments actually received by the Trustee under the Contracts shall be credited to the Trust Fund, the same as proceeds derived from the sale of an asset held under this Agreement.

15.3.  INVESTMENT IN INSURANCE CONTRACTS FOR THE BENEFIT OF THE PARTICIPANT

       If the Employer shall permit, each Participant shall have the right to request that the Committee direct the Trustee to purchase one (1) or more Contracts for the benefit of an Individual Account of the Participant, subject to the following restrictions:

       (a) If only ordinary life insurance contracts are purchased, the aggregate premiums payable thereon in the case of each Participant shall not exceed forty-nine percent (49%) of the total contributions allocated to the Individual Account of the Participant.

       (b) If only term life, accident and/or health insurance contracts (including hospitalization, major medical or similar types of insurance) are purchased, the aggregate premiums payable thereon in the case of each Participant shall not exceed twenty-five percent (25%) of the total Contributions allocated to the Individual Account of the Participant.

       (c) If both ordinary life and term life, accident and/or health insurance contracts are purchased, the amount expended for the term life, accident and/or health insurance premiums plus one-half (1/2) of the amount expended for the ordinary life insurance premiums shall not exceed, in the aggregate, twenty-five percent (25%) of the total Contributions allocated to the Individual Account of the Participant.

       (d) The payment of the premiums thereon shall be reasonably assured, taking into consideration the then credit balance in the Participant's Individual Account and the probable sums to be credited thereto in the future.

       (e) Any Contract which provides primarily life insurance protection shall be one which can be converted at or before retirement of the Participant to provide periodic income payable to him on retirement, but provided that the periodic income cannot be paid in the form of a life annuity. When a Contract is obtained, the Trustee shall be required to convert the entire value of the Contract at or before retirement into cash, or to provide periodic income so that no portion of the value may be used to continue life insurance protection beyond retirement; or the Trustee may, at the option of the Participant, distribute the entire Contract to the Participant.

       (f) Any Contract may contain a waiver of premium benefit if and when the insured becomes disabled. The cost of the benefits may be paid either by the Participant or by the Trustee, but if the cost will be paid by the Trustee, the requirements of paragraphs (a),
              (b) and (c) of this Section shall remain fully applicable, and no cost of the waiver of premium benefit shall be paid by the Trustee which would violate the restrictions.

       (g) The incidental insurance benefits requirement does not apply to the Plan if the Plan purchases life insurance benefits only from Employer Contributions accumulated in the Participant's Individual Account for at least two years measured from the Allocation Date.

15.4.  OWNERSHIP OF CONTRACTS FOR THE BENEFIT OF A PARTICIPANT

       (a) Each application for a policy, and the policies themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the policies, subject to the terms and provisions of this Agreement. The Trustee must be the named beneficiary for the Individual Account of the insured Participant.


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

       (b) All Contracts owned by the Trustee for the individual benefit of a Participant shall be noted on the Participant's Individual Accounts, but so long as the individual remains a Participant, the Contracts shall be treated as having no value for the Individual Accounts. All dividends and other payments actually received by the Trustee on any Contract shall be credited to the Individual Account of the Participant for whose individual benefit the Contract is held. Contracts for the individual benefit of Participants may be continued after Normal Retirement Date during the period of continued employment of a Participant who elects not to retire, if the preceding limitations on the protection of funds so expendable are applied.

       (c) All premiums paid by the Trustee on Contracts held under this Agreement for the individual benefit of Participants shall be charged against the Individual Account of the respective Participants for whom the Contracts are held; however, the Trustee shall not pay a premium unless the balance in the Individual Account to be charged is sufficient to pay the premium. The premium first shall be charged against the Participant Contribution Account until the Account is reduced to zero (0), and thereafter against the Employer Contribution Account of the Participant. If the balance is not sufficient to pay a premium when due, the Trustee shall notify the Committee of that fact and shall take the action on the Contract that the Committee shall direct.

       (d) Proceeds of Contracts paid to the Participant's Individual Account under this Article are subject to the distribution requirements of Articles VI, VII, VIII, IX and X. The Trustee will not retain any proceeds for the benefit of the Trust.

15.5.  PAYMENT OF INSURANCE PREMIUMS

       The Trustee shall take the action regarding all Contracts held under the Plan that the Committee may from time to time direct in writing. Unless the Committee directs otherwise, the Trustee may pay the net premium due on any Contract by applying any available dividend to reduce the premium.

15.6.  DUTIES OF INSURANCE COMPANY

       (a) No insurance company is a party to this Agreement nor shall any insurance company be responsible for the validity of this Agreement. No insurance company is required to examine the terms of this Agreement nor be responsible for any action taken by the Trustee.

       (b) Any Insurance Company issuing a Contract or Contracts under this Agreement shall be fully protected in dealing with the Trustee and shall not be required to ascertain whether the Trustee is acting pursuant to this Agreement. For the purpose of making application to an insurance company and in the exercise of any right or option contained in any policy, the insurance company may rely on the signature of the Trustee and shall be saved harmless and completely discharged in acting at the direction and authorization of the Trustee. An insurance company shall be discharged from all liability for any amount paid to the Trustee or paid pursuant to the direction of the Trustee, and it shall not be obliged to see to the distribution or further application of any monies it so pays.

15.7.  EXECUTION OF CONTRACTS

       For convenience of administration, the Trustee and the Committee, respectively, may designate one of their number to sign all applications and other forms required by any Insurance Company issuing Contracts under this Agreement, and the signature of any individual Trustee or Committee member in regard to the Insurance Company applications and forms shall be binding on the Trust and may be relied on by the Insurance Company.

                                    * * * * * * *

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

                                     ARTICLE XVI

                                  PARTICIPANT LOANS


16.1.  PARTICIPANT LOAN PROGRAM

       This Plan authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or Beneficiary in accordance with the loan policy established by the Committee, provided (a) the loan policy satisfies the requirements of Section 12.3; (b) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (c) any loan is adequately secured and bears a reasonable rate of interest; (d) the loan provides for repayment within a specified time;
       (e) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (f) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (g) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his or her Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90-day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.5 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he or she has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code Section 318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this Section does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

16.2.  LOAN APPLICATION

       (a) APPLICANTS. Any Plan Participant may apply for a loan from the Plan. For purposes of this Section, "Participant" means any Participant, Former Participant or Beneficiary who is a party in interest, determined under ERISA Section 3(14) with respect to the Plan. Notwithstanding the immediately preceding sentence, an Owner-Employee or Shareholder-Employee, as these terms are defined in Article I, or a member of the family of the Owner-Employee or Shareholder-Employee, shall not be eligible to apply for or receive a Participant loan, unless an administrative exemption from the Prohibited Transaction Rules under ERISA has been granted in advance of the loan and only under the terms and conditions of the written administrative exemption issued by the U. S. Department of Labor. For purposes of this paragraph, "member of the family" means the individual's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants under Code Section 267(c)(4).

       (b) APPLICATION FORM. All Participants shall have equal rights to obtain a Participant loan, and the Committee shall not favor Participants who are officers, shareholders or Highly Compensated Employees. A Participant must apply for each loan in writing on an application form provided by the Committee which specifies the desired amount, requested duration and security for the loan.

16.3.  LOAN APPROVAL

       The Committee shall review each loan application and, if the Participant satisfies all conditions established by this Article, the Committee shall approve the loan. The Committee shall not approve any loan if, based on the information at its disposal, it is reasonably likely that the Participant will not repay the loan under its terms.

16.4.  LIMITATION ON TYPE OF LOAN

       A Participant loan may be approved for one (1) or any combination of the following purposes:

       (a) expenses incurred for or necessary to obtain medical care, described in Code Section 213(d), of the Employee, the Employee's spouse, children, or dependents;

       (b) costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Employee;

       (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

       (d) payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.


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

16.5.  LIMITATION ON AMOUNT OF LOAN

       The Committee will approve a Participant loan only if the loan, plus the current outstanding balance of all other outstanding loans to the Participant, does not exceed fifty percent (50%) of the Participant's vested Account Balance on the date of the loan. The maximum aggregate dollar amount of loans outstanding to any Participant may not exceed $50,000, considering all Participant loans from other employer qualified plans, reduced by the excess of the Participant's highest outstanding Participant loan balance during the twelve (12) month period ending on the date of the loan over the Participant's current outstanding Participant loan balance on the date of the loan. The minimum loan amount that the Committee may approve is $1,000.00.

16.6.  LIMITATION ON NUMBER OF OUTSTANDING LOANS

       A Participant may have no more than two (2) loans outstanding at any time.

16.7.  EVIDENCE OF LOAN

       The Committee shall document every loan in the form of a promissory note signed by the Participant for the face amount of the loan bearing a commercially reasonable rate of interest.

16.8.  TERMS OF LOAN

       (a) INTEREST RATE. The Committee will determine the applicable interest rate by obtaining at least one (1) quote from a financial institution, chosen by the Committee, that is in the business of lending money. The quote must address the term of the loan, the security on the loan, the Participant's creditworthiness; whether the interest rate is adjustable during the term of the loan, and the intended use of the loan proceeds. The quote must reflect a commercially reasonable rate for the geographical region in which the Participant lives. The Committee must reevaluate interest rates for loans made more than one (1) month since the most recent Participant loan made by the Committee. The interest rate may be fixed or adjustable, as negotiated between the Committee and the Participant. The Committee will determine whether the interest rate is commercially reasonable when it approves the loan and at each scheduled adjustment, if any.

       (b) PAYMENT. The loan must provide for at least quarterly payments under a level amortization schedule.

       (c) TERM. The term for repayment of the loan will be fixed by the Committee. The term shall not be greater than five (5) years unless the loan is a home loan. A home loan may be repaid over a term not exceeding a period that is commercially reasonable. A home loan is a Participant loan used to acquire a dwelling which, within a reasonable time, the Participant will use as a principal residence.

       (d) LOAN RENEWAL. The Trustee may renew any loan against a vested Account Balance except that for purposes of the limitations contained in Section 16.5, the outstanding balance of any loan which is renegotiated, extended, renewed, or revised shall be treated as an amount received as a loan on the date of the renegotiation, extension, renewal, or revision.

16.9.  SECURITY FOR LOAN

       (a)    FORM

              (i) A Participant must secure each loan with an irrevocable pledge and assignment of the Participant's Account Balance in the form provided by the Committee; and

              (ii) A Participant shall, as the Committee may require, secure each loan with additional security the Committee accepts as adequate.

       (b) ADDITIONAL COLLATERAL. The Committee subsequently may request the Participant to secure each loan with additional collateral or substitute collateral if the original collateral is determined to be inadequate.



16.10. DEFAULT EVENTS

       The Committee shall treat a Participant loan in default:

       (a) if any scheduled payment remains unpaid more than ninety (90) days;

       (b) upon the making or furnishing of any representation or statement to the Plan by or on behalf of the Participant which proves to have been false in any material respect when made or furnished;

       (c) upon the loss, theft, damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy seizure or attachment thereof or thereon; or

       (d) upon the insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant, unless the Participant provides reasonable assurance to the Plan Committee that the ability of the Participant to repay the loan has not been substantially impaired and the obligation of the Participant to repay the loan will not be affected by any proceeding under applicable bankruptcy law.

       The Participant will make the opportunity to repay the loan, restore the loan to current status by paying any delinquent payments plus interest or, request distribution of the note, if and when the Participant is entitled to a Plan distribution. If the loan remains in default, the Committee may foreclose on other security or offset the Participant's vested account balance by the outstanding balance of the loan, if and when the Participant is entitled to a Plan distribution. If the amount of any payment or distribution is inadequate to repay the remaining balance of the note, the Participant shall be liable for any unpaid principal and accrued interest payment on the balance due.

       Notwithstanding the provisions of Articles VI through IX, if a Participant shall be in default under the terms of any Participant loans held by the Plan, then, for purposes of the Trustee's ability to foreclose, the Participant's Account, to the extent of such default, shall be considered immediately distributable at any time after the Participant's separation from Service with the Employer.

16.11. PARTICIPANT DIRECTED INVESTMENT

       The Committee shall administer any Participant loan as a Participant directed investment of that portion of the Participant's vested Account Balance equal to the outstanding principal balance of the loan. The Plan will credit that portion of the Participant's interest with the interest earned on the note and with principal payments received. The Plan will charge that portion of the Participant's Account Balance with expenses directly related to the loan application, investigation of the Participant's credit, maintenance and collection of the note.

16.12. PROCEDURE ON BENEFIT DISTRIBUTION

       When a Participant's vested benefits are distributable, the Trustee first shall offset any amount to which a Participant or Beneficiary otherwise shall be entitled by the outstanding balance of any loan made by the Participant.

                                    * * * * * * *

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

                                     ARTICLE XVII

                         ROLLOVERS, MERGERS, DIRECT TRANSFERS


17.1.  PARTICIPANT ROLLOVER CONTRIBUTIONS

       Any Participant who has the Employer's written consent and who has filed with the Trustee the form prescribed by the Committee may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the Employer or Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. A Rollover Contribution is not an Annual Addition.

       An eligible Employee, prior to satisfying the Plan's conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan. If the Employee has a separation from Service prior to becoming a Participant, the Trustee will distribute the Rollover Account to the Participant as if it were an Employer Contribution Account.

       For any Rollover Contribution, the following requirements shall be met:

       (a) The Committee shall maintain a Participant's Rollover Contributions in a separate Rollover Account;

       (b) The Employer will direct the Trustee to invest the Rollover Contribution in a segregated investment Rollover Account for the Participant's sole benefit unless the Employer directs the Trustee to invest the Rollover Contribution as part of the Trust Fund.
              The Trustee will not have any investment responsibility for a Participant's segregated Rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of the segregated Rollover Account in property, or property interests, of any kind, real, personal or mixed; provided however, the Participant may not direct the Trustee to make loans to the Employer. A Participant's segregated Rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date, or other Valuation Date, for each Plan Year, the Committee will allocate and credit the net income or charge the net loss from a Participant's segregated Rollover Account and credit or charge respectively the increase or decrease in the fair market value of the assets of a segregated Rollover Account solely to that Rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, because of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a Rollover Contribution in the same manner as any Employer Contribution made to the Trust Fund.

       (c) A Participant's Rollover Contributions shall not be forfeitable nor reduce in any way the obligations of the Employer under this Agreement.

17.2.  MERGER AND DIRECT TRANSFER

       The Employer possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an Elective Transfer defined in Section 17.3, and to accept the direct transfer of plan assets or to transfer plan assets, as a party to any agreement. Further, the Employer may permit the transfer of plan assets to an individual retirement account or an individual retirement annuity. However, the Employer, before any merger or direct transfer is consummated, shall be satisfied that the holding of any transferred assets is permitted by the transferee trusts. When the Trustee is so satisfied, the Trustee shall accept the direct transfer of plan assets or shall cause to be transferred the assets directed to be transferred and as appropriate shall direct the insurance company to transfer any Contracts held by it to the new Trustee. The Employer may direct the Trustee to accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Employer directs the Trustee to accept a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except that the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan.

       The Employer may not consent to, or be a party to, any merger or consolidation with another plan or to a transfer of assets and liabilities to another plan, unless, immediately after the merger, consolidation or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the plan terminated immediately before the merger, consolidation or transfer.


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

17.3.  CERTAIN ROLLOVERS, MERGERS AND DIRECT TRANSFERS PROHIBITED

       Notwithstanding any contrary provision, neither the Employer nor the Trustee, after August 9, 1988, may consent to or be a party to a rollover, merger, consolidation or transfer of assets from a qualified plan which is required to provide benefits in the form of a joint and survivor annuity under Code Section 417, except with respect to an Elective Transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits under the terms of the transferor plan and in a manner consistent with the Code and ERISA. The Employer will direct the Trustee to hold, administer and distribute the transferred assets as a part of the Trust Fund and to maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer to reflect the value of the transferred assets.

       Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 11.2(c)(iii). A transfer is an Elective Transfer if: (a) the transfer satisfies Section 17.2; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his or her Code Section 411(d)(6) protected benefits, including an option to leave the benefit in the transferor plan, if that plan is not terminating; (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;
       (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the Elective Transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's Accrued Benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury regulations. An Elective Transfer may occur between qualified plans of any type.

       If the Plan receives a direct transfer, by merger or otherwise, of Elective Contributions, or amounts treated as Elective Contributions, under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Contributions.


                                    * * * * * * *

                                    ARTICLE XVIII

                                  EXCLUSIVE BENEFIT


18.1.  EXCLUSIVE BENEFIT

       Except as provided under this Article and Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly. Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

18.2.  DENIAL OF REQUEST FOR INITIAL APPROVAL

       Any contribution to the Trust Fund associated with this Plan is conditioned on initial qualification of the Plan under applicable Code Sections 401(a), 403(a) or 405(a) and of the exemption of the Trust created under the Plan under Code Section 501(a). If the Commissioner of the Internal Revenue Service, upon the Employer's request for initial approval of this Plan and Trust, determines that the Plan is not qualified or the Trust is not exempt, then the Trustee may return to the Employer, within one (1) year after the date of final disposition of the Employer's request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

18.3.  MISTAKE OF FACT

       Notwithstanding any contrary provision in this Agreement, if a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution. The amount of the mistaken contribution is equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.4.  DISALLOWANCE OF DEDUCTION

       Notwithstanding any contrary provision in this Agreement, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code. To the extent any deduction is disallowed, the Employer, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee shall return the contribution within one
       (1) year following the disallowance. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.5.  SPENDTHRIFT CLAUSE

       Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All provisions of this Agreement shall be for the exclusive benefit of those designated herein. These restrictions shall not apply in the following case(s):

       - PARTICIPANT LOANS. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee, by virtue of a Participant Loan, the Committee may direct the Trustee to pay the indebtedness and charge it against the Individual Account of the Participant, Former Participant or Beneficiary; provided that in the case of a married Participant, the Participant's spouse must consent in writing to the application of the Participant's benefits toward the repayment and discharge of the Participant Loan.

       -      DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS.
              The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a Qualified Domestic Relations Order as defined in Code Section 414(p) or any domestic relations order entered before January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date. To the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan.

       - DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, under the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code Section 414(p) ("QDRO"). This Plan specifically permits distribution to an Alternate Payee under a QDRO at any time, whether or not the Participant has attained the earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an Alternate Payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution;

              and (2) if the present value of the Alternate Payee's benefits under the Plan exceeds $3,500, and the order requires, the Alternate Payee's consent to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan.

              The Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

              If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee must make a separate accounting of the amounts payable. If the Committee determines the order is a QDRO within eighteen (18) months of the date amounts first are payable following receipt of the order, the Committee will direct the Trustee to distribute the payable amounts pursuant to the order. If the Committee does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Committee later determines the order is a QDRO.

              To the extent it is consistent with the provisions of the QDRO, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section by separate benefit checks or other separate distribution to the Alternate Payee(s).

18.6.  TERMINATION

       Upon termination of the Plan, in lieu of the distribution provisions of
       Article X, the Committee will direct the Trustee to distribute each Participant's Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Office of the Key District Director, if an application is filed, irrespective of the present value of the Participant's Nonforfeitable Account Balance and whether the Participant consents to that distribution. This paragraph applies only if:

       (a)    the Plan does not provide an annuity option;

       (b)    the Plan is a profit sharing plan on its termination date; and

       (c) as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).

       For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $3,500, to liquidate the Trust, the Committee will purchase a deferred annuity contract, distribute the benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of a Related Employer. If the Committee distributes the lost Participant's or Beneficiary's benefits to an individual retirement account or purchases an annuity, and the Participant's or Beneficiary's whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.

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


18.7.  EMPLOYEES IN QUALIFIED MILITARY SERVICE

       Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

                                    * * * * * * *

                                     ARTICLE XIX

                                     CONSTRUCTION


19.1.  HEADINGS

       The headings in this Agreement are for convenience only and shall not be considered in construing this Agreement.

19.2.  CONTEXT

       In this Agreement, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

19.3.  EMPLOYMENT NOT GUARANTEED

       Nothing contained in this Agreement, or regarding the establishment of the Plan or Trust, or any modification or amendment to the Agreement, Plan or Trust, or in the creation of any Individual Account, or the payment of any benefit, shall be construed as giving any Employee, Participant or Beneficiary whomsoever any right to continue in the Service of the Employer, any legal or equitable right against the Committee, against the Employer, its stockholders, officers or directors or against the Trustee, except as expressly provided by the Agreement, the Plan, the Trust, ERISA or by separate agreement. Employment of all persons by the Employer shall remain subject to termination by the Employer to the same extent as if this Agreement had never been executed.

19.4.  STATE LAW

       This Agreement and each of its provisions shall be construed and their validity determined by the laws of the State of Texas and applicable Federal law to the extent Federal statute supersedes Texas law.

19.5.  PARTIES BOUND

       This Agreement shall be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Trustee, the Committee and their successors.


                                    * * * * * * *


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

                                      ARTICLE XX

                      PROVISIONS RELATING TO EMPLOYER SECURITIES


20.1.  INVESTMENT IN EMPLOYER SECURITIES

       (a) The Trustee may invest Participant Accounts in Employer Securities. The Employer Securities may be Treasury Stock which has been purchased by the Employer; stock which has been authorized, but never issued by the Employer; Employer Securities traded on a public market; or Employer Securities owned by shareholders of the Employer.

       (b) PURCHASE PRICE. For the purchase of Employer Securities from the Employer or from a shareholder of the Employer, the Trustee shall not pay more than fair market value as determined by the current market price of the Employer Securities. For the purchase of Company Stock from a Disqualified Person, the value of the Company Stock must be determined as of the date of the transaction. For any other purchase, the value shall be at the discretion of the Trustee, based on a current valuation or based upon the price fixed as of the most recent Valuation Date. Notwithstanding the preceding provisions of this Section, the Trustee may purchase Employer Securities at a price lower than that determined in accordance with the preceding provisions of this Section from any source whatsoever. If a public market is made for the Employer Securities, the Trustee shall purchase the Employer Securities at the public trading price determined at the time of the purchase regardless of whether such stock is purchased from the Employer or on the open market.

20.2.  VOTING RIGHTS

       Regarding the Employer Securities held in the Trust Fund, the Trustee may vote the same in person or by proxy; may join in any merger, reorganization of capital adjustment; may exercise or sell any conversion, subscription, or similar rights; and may hold any assets in the name of its nominee or unregistered agent. A majority vote of the Trustees shall control the vote of the Employer Securities.

       Notwithstanding the foregoing, if the Employer has a registration-type class of securities defined in Code Section 409(e)(4), each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which his or her allocable share of the Employer Securities held in the Trust Fund will be voted. If the Employer does not have a registration-type class of securities defined in Code Section 409(e)(4), each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the voting rights under securities of the Employer which are allocated to his or her account are to be exercised regarding any corporate matter involving the voting of the shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or any similar transaction which the Secretary may prescribe in regulations.

20.3.  TENDER OFFERS

       Each Participant, or, in the event of his death, his Beneficiary, shall have the right, to the extent of the number of full shares of Employer Securities in his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Employer Securities.

       The Employer shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer.

       The Trustee shall, with respect to all Employer Securities held in the Trust Fund, accept or reject the terms of any tender offer and, accordingly, tender Employer Securities held by the Trustee in the Trust Fund in accordance with the terms and provisions of any tender offer, or not tender such Employer Securities, as directed by the respective Participants (or Beneficiaries). With respect to shares of Employer Securities which are allocated to Participants who have not given directions, the Trustee shall not tender any shares of Employer Securities with respect to which such Participants (or Beneficiaries) have the right of direction.

       The Committee may establish such rules and guidelines as it deems appropriate to properly effect the provisions of this Section.

20.4.  SHAREHOLDER AGREEMENTS

       The Trustee may enter into agreements with shareholders to purchase shares of Employer Securities under which the Trustee is granted an option to purchase all or a portion of the shares of Employer Securities owned by the shareholders on the death of the shareholder or shareholders. To provide for the funding of the purchase of shares of Employer Securities, the Trustee may apply for and pay premiums on contracts of life insurance on the life of such shareholder for the benefit of the Trust Fund as a whole, provided, however, that if this Plan invests in Leveraged Employer Securities the Trustee may not enter into any agreement which would obligate the Plan and Trust to purchase Employer Securities from a particular shareholder at an indefinite time determined upon the happening of an event such as the death of the shareholder.

20.5.  SPECIAL PROVISIONS APPLICABLE TO EMPLOYER SECURITIES

       In accordance with Rule 16(b)-3 adopted by the Securities and Exchange Commission, the following provisions shall apply with respect to purchases, sales and allocations to Participant accounts of Employer Securities, notwithstanding anything else to the contrary in this Plan or in any rules adopted hereunder:

       (a)    ANNUAL LIMIT ON SHARES ACQUIRED OR AWARDED
              The Plan shall not acquire or award to Participants in any fiscal year of the Plan more than 2% of the outstanding shares of Employer Securities of the Corporation based on the number of such shares outstanding as of the beginning of each such fiscal year; and

       (b)    FIDUCIARY DUTIES WITH REGARD TO PRICES AND VALUES
              The Trustee and other Plan Fiduciaries shall act in accordance with their fiduciary duties in determining the prices at which the Trustee shall purchase Employer Securities and in determining the value used in allocating such securities to Participant Accounts.

20.6.  LIMITATION WITH RESPECT TO AN ELECTING ESTATE OR SHAREHOLDER

       (a) If the executor of the estate of a deceased shareholder sells Employer Securities to the Trust and elects (with the consent of the Corporation) an estate tax deduction pursuant to Section 2057(a) of the Code, or if a shareholder sells Employer Securities to the Trust and elects (with the consent of the Corporation) favorable tax treatment under Section 1042 of the Code, then no portion of the Trust Assets attributable to (or allocable in lieu of) the Employer Securities acquired by the Trust in such transaction may be allocated (directly or indirectly):

              (i) During the "nonallocation period", to the Accounts of the decedent whose estate makes such sale; or to the shareholder who makes the sale;

              (ii) During the "nonallocation period" to the Accounts of any person related to the decedent or shareholder (within the meaning of Section 267(b) of the Code; or

              (iii) To the Accounts of any shareholder owning (as determined under Section 318(a) of the Code, at any time described in Code Section 409(n)(3)(B), more than 25% (in value or in number of shares) of any class of outstanding stock of the Company.

       (b) For purposes of this Section, the "nonallocation period" is the ten-year period beginning on the later of:

              (i) the date on which the Employer Securities held by the estate or shareholder are sold to the Plan, or
              (ii) if such Employer Securities are acquired with the proceeds of an exempt loan, the date of allocation of the shares of Employer Securities released from the suspense account with respect to the final payment on such exempt loan.

                                    * * * * * * *

       IN WITNESS WHEREOF, the Employer, PATINA OIL & GAS CORPORATION, and the Trustee, MERRILL LYNCH TRUST COMPANY OF AMERICA, have caused this instrument to be executed on this 23rd day of December, 1997.

                                          EMPLOYER:

                                          PATINA OIL & GAS CORPORATION



                                          By:    /s/ Brian J. Cree
                                                 ------------------------------
                                                 Executive Vice President


                                          INITIAL TRUSTEE



                                          By:    /s/ Keith M. Crouch
                                                 ------------------------------
                                                 Keith M. Crouch


                                          TRUSTEE:

                                          MERRILL LYNCH TRUST COMPANY OF AMERICA



                                          By:    /s/ Timothy Thomas
                                                 ------------------------------